    -------------------------------------------------------------------------
                CONFIDENTIAL: SCHEDULES 1 and 2 of this Sublease
        Agreement are subject to restrictions on dissemination set forth in Section 18.
    -------------------------------------------------------------------------



                             SUBLEASE AGREEMENT 084

                          Dated as of December 8, 2000

                                     between

                             HAWAIIAN AIRLINES, INC.

                                     Lessee

                                       and

                           CONTINENTAL AIRLINES, INC.

                                     Lessor

                  One McDonnell Douglas Model DC-10-30 Aircraft
                       Manufacturer's Serial Number 46991
            United States Registration Marks N35084 (formerly N6857X)



THE SINGLE EXECUTED ORIGINAL OF THIS SUBLEASE TOGETHER WITH ANY ORIGINAL SUBLEASE SUPPLEMENT DELIVERED PURSUANT HERETO EACH MARKED "ORIGINAL" SHALL BE THE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS SUBLEASE AND ANY SUBLEASE SUPPLEMENT SHALL BE MARKED "DUPLICATE ORIGINAL". TO THE EXTENT THAT THIS SUBLEASE AND ANY SUBLEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL". THIS IS NOT THE ORIGINAL.

                                TABLE OF CONTENTS


SECTION                                                                                                   PAGE
- ---------                                                                                                 ----

Section 1.    Definitions .................................................................................  1

Section 2.    Delivery and Acceptance .....................................................................  5
       2.1    Agreement to Sublease .......................................................................  5
       2.2    Conditions Precedent to Sublease of Aircraft by Lessee ......................................  6
       2.3    Conditions to Sublease of Aircraft by Lessor ................................................  6
       2.4    Aircraft Delivery Condition; Inspection .....................................................  7
       2.5    Reconfiguration and Painting Costs ..........................................................  9
       2.6    Reimbursement of Costs ......................................................................  9
       2.7    Security Deposit ............................................................................ 10

Section 3.    Term and Rent ............................................................................... 10
       3.1    Term ........................................................................................ 10
       3.2    Basic Rent .................................................................................. 10
       3.3    Supplemental Rent ........................................................................... 12
       3.4    Payments .................................................................................... 12

Section 4.    Representations, Warranties and Covenants; Disclaimers ...................................... 13
       4.1    Of Lessee ................................................................................... 13
       4.2    Of Lessor ................................................................................... 14
       4.3    Subordination of Sublease to Head Lease ..................................................... 16

Section 5.    Return of Aircraft .......................................................................... 16

Section 6.    Liens ....................................................................................... 16

Section 7.    Title, Registration, Operation, Possession and Records ...................................... 17
       7.1    Title, Registration and Operation ........................................................... 17
       7.2    Possession .................................................................................. 18
       7.3    Records and Reports ......................................................................... 19
       7.4    Recognition of Rights ....................................................................... 19

Section 8.    Maintenance; Replacement and Pooling of Parts; Alterations, Modifications and
              Additions ................................................................................... 19
       8.1    Maintenance ................................................................................. 19
       8.2    Replacement of Parts ........................................................................ 20
       8.3    Pooling of Parts ............................................................................ 21
       8.4    Alterations, Modifications and Additions .................................................... 21

Section 9.    General Indemnity............................................................................ 23


Section 10.   Loss, Destruction, Requisition, Etc ......................................................... 28
       10.1   Event of Loss with Respect to Airframe ...................................................... 28
       10.2   Event of Loss with Respect to an Engine ..................................................... 28
       10.3   Application of Payments ..................................................................... 30
       10.4   Requisition of Aircraft for Use by the Government ........................................... 30
       10.5   Application of Payments During existence of Event of Default ................................ 31

Section 11.   Insurance ................................................................................... 31
       11.1   Liability and Hull Insurance ................................................................ 31
       11.2   Government Indemnity ........................................................................ 33
       11.3   Certificates of Insurance ................................................................... 33
       11.4   Application of Insurance Proceeds ........................................................... 34

Section 12.   Inspection .................................................................................. 34

Section 13.   Assignment .................................................................................. 34
       13.1   Assignment by Lessee ........................................................................ 34
       13.2   Assignment by Lessor ........................................................................ 35

Section 14.   Events of Default ........................................................................... 36

Section 15.   Remedies .................................................................................... 37
       15.1   Default; Remedies ........................................................................... 37
       15.2   No Waiver, Etc .............................................................................. 38

Section 16.   Notices ..................................................................................... 38

Section 17.   Lessee's Obligations; Lessor's Breach ....................................................... 39
       17.1   Lessee's Obligations ........................................................................ 39
       17.2   Lessor's Breach; Right of Setoff ............................................................ 39

Section 18.   Confidentiality ............................................................................. 39

Section 19.  [Reserved] ................................................................................... 40

Section 20.   Right to Perform for Lessee ................................................................. 40

Section 21.   Quiet Enjoyment ............................................................................. 40

Section 22.   Investment of Funds ......................................................................... 40

Section 23.   Additional Covenants of Lessee .............................................................. 40
       23.1   Maintenance of Status ....................................................................... 40
       23.2  [Reserved] ................................................................................... 40
       23.3   Financial Information ....................................................................... 41

Section 24.   Miscellaneous ............................................................................... 41

Exhibit A     Sublease Supplement
Schedule 1    Certain Financial Terms
Schedule 2    Return Conditions

         SUBLEASE AGREEMENT 084, dated as of December 8, 2000, between HAWAIIAN AIRLINES, INC., a Hawaii corporation ("Lessee"), and CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessor").

         Lessor and Lessee agree as follows:

         Section 1. DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Sublease and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time in accordance with its respective terms.


         "Act" means that portion of the United States Code comprising the provisions formerly referred to as the Federal Aviation Act of 1958, as amended from time to time.


         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.


         "Aircraft" means the Airframe, together with the three Engines described on the Sublease Supplement for the Airframe (or any Replacement Engine substituted for either of such Engines hereunder), whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, together with the records, manuals and documents pertaining to the Aircraft.


         "Airframe" means (i) the McDonnell Douglas Model DC-10-30 aircraft (excluding Engines or engines from time to time installed thereon) described on the Sublease Supplement executed on the Delivery Date and subleased hereunder by Lessor to Lessee, and (ii) any and all Parts so long as the same shall be incorporated in such airframe and any and all Parts removed from such airframe so long as title to such Parts shall remain vested in Lessor in accordance with the terms of Section 8.


         "Basic Rent" means the rent payable for the Aircraft pursuant to
Section 3.2 during the Term.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York, New York or Honolulu, Hawaii. Any reference in this Sublease to "days" shall mean calendar days unless Business Days are specified.


         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

         "Continental Indemnitee" means Lessor and its successors, assigns, affiliates, directors, officers, employees, agents and servants.

         "Default" means any event or condition which, with notice or lapse of time or both, would constitute an Event of Default.


         "Delivery Date" means the date of the Sublease Supplement relating to the Aircraft, which date shall be the date on which the Aircraft is delivered to and accepted by Lessee and subleased to Lessee hereunder and which date shall be on or around December 15, 2000.


         "DOT" means the United States Department of Transportation or any governmental person, agency or authority succeeding to the functions of such Department of Transportation.


         "Engine" means (i) each of the three General Electric Model CF6-50C2 engines identified by manufacturer's serial number on the Sublease Supplement subjecting the Airframe to this Sublease, whether or not from time to time installed on such Airframe or installed on any other airframe or on any other aircraft and (ii) any Replacement Engine, whether or not from time to time installed on the Airframe or any other airframe or on any other aircraft, together in each case with any and all Parts incorporated in such Engine and any and all Parts removed from such Engine so long as title to such Parts shall remain vested in Lessor in accordance with the terms of Section 8. At such time as a Replacement Engine shall be substituted hereunder and the Engine for which the substitution is made shall be released, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means as of any date of determination, all Engines then subleased hereunder, including any Replacement Engine.


         "Equipment" means, as of any date of determination and as the context may require, any or all of the Aircraft, Airframe and Engines subleased to the Lessee hereunder on such date. An "item of Equipment" means the Airframe or any or all of the Engines, as the context may require.


         "Escrow Agreement" shall mean the escrow agreement referred to in
Section 3.2(c) that shall be entered into by Lessor, Lessee and an escrow agent to be chosen by both of them for the deposit and withdrawal of Heavy Maintenance Reserves.


         "Events of Default" are listed in Section 14.

         "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) loss of such property due to destruction, damage beyond economic repair or rendition of such property unfit for normal use by Lessee by any cause whatsoever, or any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive total loss; (ii) the disappearance, loss, theft, hijacking, condemnation, confiscation or seizure of, or requisition of use or title of, such property for a period in excess of 180 days, other than a requisition for use by the Government provided (at Lessor's election, as provided in Section 10.4) that such requisition of use does not extend beyond the end of the Term; (iii) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 7.2 or other provision hereof; or (iv) the operation or location of such property, while under requisition for use by the Government, in any area excluded from coverage by any insurance policy in effect with respect thereto required by the terms of Section 11, if Lessee shall be unable to obtain an indemnity in lieu thereof from the

Government on the terms provided in Section 11.2. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which constitutes a part of the Aircraft.


         "FAA" means the Federal Aviation Administration or any governmental person, agency or other authority succeeding to the functions of the Federal Aviation Administration.


         "Facility Lien" means any Lien on the Aircraft or the Sublease granted to or for the benefit of a financial institution or other Person(s) (the "Lender") in connection with any financing of the Aircraft, which Facility Lien shall meet the conditions set forth in Section 4.2(f).


         "Government" means the federal government of the United States of America or any instrumentality or agency thereof whose obligations are backed by the full faith and credit of the United States of America.


         "Head Lease" means (a) in the case of the Airframe, Lease Agreement 084 dated as of February 3, 1997 (as supplemented, amended and assigned) between First Security Bank, National Association, as owner trustee and lessor, and Lessor, as lessee, and (b) in the case of any Engine not owned by Lessor and not covered by such Lease Agreement 084, the lease agreement covering such Engine.


         "Head Lessor" means (a) in the case of the Airframe, First Security Bank, National Association, as owner trustee and lessor under the Head Lease referred to in clause (a) of the definition of "Head Lease" or any of its successors and assigns in such capacity, and (b) in the case of any Engine not owned by Lessor and not covered by the Head Lease referred to in clause (a) of the definition of "Head Lease", the lessor under the relevant Head Lease referred to in clause (b) of the definition of "Head Lease" covering such Engine.


         "Head Lessor Lien" means (i) a Facility Lien, (ii) the Liens on the Airframe and Engines arising under the Head Leases, (iii) any Lien on the Airframe or any Engine created by a Head Lessor or Owner or resulting from the affirmative act of the Head Lessor or Owner that is not related to or expressly permitted by the Sublease or consented to by Lessee, (iv) any Lien on the Airframe or any Engine resulting from claims against a Head Lessor or Owner not related to the transactions contemplated by this Sublease, and (v) any Lien resulting from Taxes imposed against a Head Lessor or Owner which are not indemnified against by Lessee.


         "Heavy Maintenance Reserves" means the monthly payments by Lessee to be made pursuant to Section 3.2(c).

         "Indemnitee" means Lessor, each Head Lessor, Owner, Lender, if any, their respective successors, permitted assigns, affiliates, directors, officers, agents, trustees and employees.


         "Lease Adjustment Payments" has the meaning specified in Section
3.2(d).

         "Lender" means any bank or other financial institution providing debt financing to the Head Lessor or Owner of the Airframe or an Engine.

         "Lessor" means Continental Airlines, Inc.

         "Lessor Liens" means any Liens of any duly authorized Person or Person with apparent authority claiming by, through or under Lessor which arise as a result of (i) claims against any such Person not related to or expressly permitted by this Sublease, (ii) any act or omission of any such Person which is not expressly permitted by this Sublease, (iii) taxes or expenses imposed against any such Person (or the consolidated group of taxpayers of which it is a member) for which Lessee is not obligated to indemnify pursuant to Section 9 hereof or (iv) claims against any such Person arising out of any transfer by such Person of its interest in the Aircraft or the Operative Agreements, other than a transfer resulting from Lessor's exercise of remedies pursuant to Section 15.


         "Lien" means any mortgage, pledge, lien, encumbrance, lease, security interest or claim affecting the title to or any interest in property subject to the Operative Agreements.


         "MSA" means the Maintenance Services Agreement dated as of [October 26, 1999] between Lessee and Lessor, as amended.


         "Officer's Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or Assistant Secretary of the Person providing such certificate.


         "Operative Agreements" means this Agreement and each Sublease
Supplement.

         "Overdue Rate" means the Prime Rate plus 150 basis points.

         "Owner" means (a) with respect to the Airframe, AII DC-10-30-46991, Inc., the beneficial owner of the Airframe, and its successors and assigns, and
(b) with respect to any Engine not covered by the Head Lease referred to in clause (a) of the definition of "Head Lease", the beneficial owner of such Engine.


         "Parts" means all appliances, parts, instruments, avionics, appurtenances, accessories, furnishings and other equipment or components of whatever nature (other than complete Engines or engines and other than Removable Parts) which are from time to time incorporated in the Airframe or any Engine or so long as title to such Parts shall remain vested in Lessor in accordance with
Section 8 hereof after removal from the Airframe or any Engine.


         "Permitted Lessor / Head Lessor Liens" is defined in Section 4.2(f).

         "Permitted Lien" means any Lien referred to in clauses (a) through (i) of Section 6.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Prime Rate" means the rate per annum announced from time to time by the head office of The Chase Manhattan Bank, N.A. as its prime or base lending rate.


         "Rent" means Basic Rent and Supplemental Rent.

         "Rent Payment Date" means the 31st day after the Delivery Date and the same day of each month thereafter during the Term.


         "Replacement Engine" means a General Electric Model CF6-50C2 engine (or an improved make and/or model engine suitable for installation and use on the Airframe) which shall have been substituted for an Engine subleased hereunder pursuant to the applicable terms hereof.


         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Deposit" means the initial security deposit and the additional security deposit in each case referred to in Section 2.7.


         "Stipulated Loss Value" means the amount designated as Stipulated Loss Value on Schedule 1 hereto.

         "Sublease", "this Sublease", "this Agreement", "hereby", "herein", "hereof", "hereunder", or other like words mean this Sublease Agreement 084, including without limitation supplementation hereof by one or more Sublease Supplements.


         "Sublease Supplement" means a supplement to this Sublease substantially in the form attached as Exhibit A hereto, subjecting the Aircraft or other property to this Sublease.


         "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person hereunder, including, without limitation, (i) Stipulated Loss Value payments, (ii) all amounts required to be paid by Lessee under the indemnities contained in Section 9 hereof and (iii) Lease Adjustment Payments.


         "Term" means the term for which the Aircraft is subleased pursuant to
Section 3 hereof.


         Section 2.  DELIVERY AND ACCEPTANCE.

         2.1 AGREEMENT TO SUBLEASE. Subject to satisfaction of the applicable conditions contained in Section 2.3 below, Lessor hereby agrees to tender delivery of the Aircraft on the Delivery Date at Honolulu, Hawaii and simultaneously to sublease to Lessee hereunder, and subject to satisfaction of the applicable conditions contained in Section 2.2 below, Lessee hereby agrees to accept such delivery and to sublease from Lessor hereunder the Aircraft. By execution and delivery of the Sublease Supplement regarding the Aircraft, (i) Lessor and Lessee shall each confirm the satisfaction of the conditions contained in Section 2.3 and 2.2, respectively, below and (ii) Lessee shall confirm to Lessor that Lessee has irrevocably accepted the Aircraft for all purposes hereof. Lessee shall inspect the Aircraft on or prior to the Delivery Date and will become knowledgeable as to its operating condition.


         2.2 CONDITIONS PRECEDENT TO SUBLEASE OF AIRCRAFT BY LESSEE. Lessee's obligation to sublease the Aircraft under the Sublease shall be subject to the following having been complied with to the satisfaction of or waived by Lessee on or before the Delivery Date, each document, instrument or opinion referred to below to be reasonably satisfactory in form and substance to Lessee:


         2.2.1 AUTHORIZATION, EXECUTION AND DELIVERY OF DOCUMENTS. The Lessor shall have duly authorized, executed and delivered the Operative Agreements, the Escrow Agreement and the MSA, and all such agreements shall be in full force and effect on the Delivery Date.


         2.2.2 OPINIONS OF COUNSEL. Lessee shall have received a favorable opinion of counsel to Lessor as to the matters referred to in Sections 2.2.1, 4.2(a), 4.2(b) and the first clause of 4.2(c) hereof and the opinion of special FAA counsel referred to in Section 2.3.6 below.


         2.2.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lessor contained in Section 4.2 hereof shall be true and correct on and as of the Delivery Date as though made on and as of the Delivery Date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representation or warranties shall be true and correct as of such earlier date).


         2.2.4 NO LOSS OR DESTRUCTION OF THE AIRCRAFT. Neither the Airframe nor any Engine shall have suffered an Event of Loss or damage that affects the operation, utility or performance of the Aircraft and cannot be repaired in accordance with the maintenance manual or manufacturer's guidelines within 45 days.


         2.2.5 DELIVERY CONDITION OF AIRCRAFT. Lessor shall have complied with, and satisfied, the covenants set forth in Section 2.4 hereof, Lessee shall have completed its inspection and acceptance flight of the Aircraft as provided in
Section 2.4 and the Aircraft shall have met the requirements of the delivery condition set forth in Section 2.4 or Lessor and Lessee shall have entered into an agreement to address any failure to satisfy any of the foregoing.


         2.2.6 LIENS. Lessor shall have delivered a certificate from an officer of Lessor stating that there is no Lessor Lien or, to Lessor's knowledge, Head Lessor Lien on the Aircraft other than any Permitted Lessor/Head Lessor Liens.


         2.2.7 FILING. On such Delivery Date, the Sublease and the Sublease Supplement for the Aircraft shall have been duly filed with the FAA pursuant to the Act.


         2.2.8 ALL NECESSARY APPROVALS. All necessary approvals for the transactions set forth in this Sublease have been obtained, including without limitation, the final approvals of Head Lessor and Owner.

         2.3. CONDITIONS TO SUBLEASE OF AIRCRAFT BY LESSOR. The obligation of Lessor to sublease the Aircraft to Lessee on the Delivery Date is subject to the following conditions having been complied with to the satisfaction of or waived by Lessor on or before the Delivery Date (each document, instrument, certificate or opinion referred to below to be reasonably satisfactory in form and substance to Lessor):


         2.3.1 AUTHORIZATION, EXECUTION AND DELIVERY OF DOCUMENTS. The Operative Agreements, the MSA and the Escrow Agreement shall have been duly authorized, executed and delivered by Lessee and shall be in full force and effect on the Delivery Date.


         2.3.2 REPRESENTATIONS AND WARRANTIES CORRECT; EVENT OF DEFAULT. After giving effect to the sublease of the Aircraft pursuant to this Agreement, the representations and warranties of Lessee contained in Section 4.1 hereof shall be true and correct on and as of the Delivery Date as if such representations had been made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be correct on and as of such earlier date), and (ii) no Event of Default shall have occurred and be continuing.


         2.3.3 INSURANCE CERTIFICATES. Lessor shall have received a broker's report and insurance certificates signed by Lessee's regularly retained independent aircraft insurance broker or brokers evidencing Lessee's due compliance with the insurance provisions of the Sublease.


         2.3.4 FILING. On such Delivery Date, the Sublease and the Sublease Supplement for the Aircraft shall have been duly filed with the FAA pursuant to the Act.


         2.3.5 OPINION OF COUNSEL FOR LESSEE. Lessor shall have received a favorable opinion from counsel to Lessee as to the matters referred to in Sections 2.3.1, 4.1(a), 4.1(b) and 4.1(d).


         2.3.6 OPINION OF OKLAHOMA CITY COUNSEL. Lessor and Lessee shall have received a favorable written opinion or opinions addressed to them from Lytle, Soule & Curlee, special counsel in Oklahoma City, the cost of which shall be borne equally by Lessor and Lessee.


         2.3.7 NO LOSS OR DESTRUCTION OF THE AIRCRAFT. Neither the Airframe nor any Engine shall have suffered an Event of Loss or damage that affects the utility, operation or performance of the Aircraft and cannot be repaired in accordance with the maintenance manual or manufacturer's guidelines within 45 days.


         2.3.8 ADOPTION BY LESSEE OF CONTINENTAL'S MAINTENANCE PROGRAM. Lessee shall have adopted Lessor's "Maintenance Program" with respect to the Airframe (as such term is defined in the MSA), as contemplated by Article 3.G of the MSA.


         2.4. AIRCRAFT DELIVERY CONDITION; INSPECTION. Lessor covenants that prior to the Delivery Date,

         (a) Lessee or its representatives will be entitled to complete a standard ground and test flight inspection of the Aircraft including log books and records and shall not be required to accept the Aircraft unless the condition of the Aircraft is reasonably satisfactory;

         (b) the Aircraft will be equipped with a 28 first class and 254 coach seating configuration and painted with Lessee's tail and fuselage logo against Lessor's existing white and gray paint scheme, unless mutually agreed to otherwise;

         (c) Lessor will provide one shipset of galley equipment and 26 LD3 containers and one additional shipset of galley equipment, which additional shipset shall be delivered to Lessee in Los Angeles, separately from the Aircraft;

         (d) the Aircraft shall

                  (1) have a currently valid Standard Certificate of Airworthiness issued by the FAA and be fully equipped with three Engines or other engines meeting the requirements of Replacement Engines;


                  (2) be in good operating condition, ordinary wear and tear excepted;

                  (3) comply with all outstanding Federal Aviation Regulations, Airworthiness Directives and mandatory Service Bulletins affecting the Aircraft which by their terms require compliance on or before the Delivery Date;


                  (4) Adhere strictly to the corrosion prevention and treatment cards as prescribed in the Lessor's maintenance program in respect of the Aircraft;

                  (5) Not have any open, deferred or placarded log book items generated by the flight crew unless agreed upon by both parties;

                  (6) Have all windows in a serviceable condition in accordance with the Lessor's maintenance manual;

                  (7) Have all doors free moving, correctly rigged and fitted with serviceable seals, in accordance with the Lessor's maintenance manual limits;


                  (8) Have all leading edges serviceable and clean in accordance with the Lessor's maintenance manual. Any repairs to leading edges shall be in accordance the Lessor's maintenance manuals;

                  (9) Have all control surfaces clean by airline standards and free of delamination in accordance with the Lessor's maintenance manual;

                  (10) Have all unpainted cowlings and fairings clean by airline standards and tightly fitted in accordance with the Lessor's maintenance manual limits;

                  (11) Have both wings free of fuel leaks in accordance with the Lessor's maintenance manual limits with any repairs thereto being permanent repairs;


                  (12) Have the ceilings, sidewalls and bulkhead panels clean, free of major cracks and stains in accordance with the Lessor's maintenance manual limits;


                  (13) Have all carpets and seat covers in a good condition (normal wear and tear excepted) clean and stain-free by normal limits in good condition (normal wear and tear excepted);


                  (14) Have all seats and frames thereof serviceable in accordance with the Lessor's maintenance manual limits and be in good condition (normal wear and tear excepted);


                  (15) Have all signs and decals clean and legible by Lessor's normal standards; and

                  (16) Have all required emergency equipment in good working order.

         (e) Lessor will request a letter, satisfactory to Lessee, from the Head Lessor and Owner of the Airframe agreeing not to disturb Lessee's possession and use of the Aircraft unless an Event of Default occurs hereunder.


For the avoidance of doubt, the standard ground inspection referred to in clause
(a) above shall not include borescoping the Engines or auxiliary power unit or the opening of any access panels.


         2.5. RECONFIGURATION AND PAINTING COSTS. Any start-up costs associated with the reconfiguration and painting of the Aircraft as shall be for the account of Lessee and shall be paid, or deducted from the Security Deposit and reconciled, within 30 days after receipt by Lessee of an invoice for such start-up costs but in no event, more than 90 days from Delivery Date.


         2.6. REIMBURSEMENT OF COSTS. (a) If the transactions set forth in this Sublease do not occur or the Aircraft is not otherwise delivered pursuant hereto
- - in either case due to the failure of Lessor to obtain the final approvals set forth in Section 2.2.8, then (1) Lessor shall reimburse Lessee for the reasonable actual costs and expenses associated with the documentation of such transactions, including without limitation, attorneys' fees and the costs of preparation and review of documents, (2) Lessee shall reimburse Lessor for the start-up costs referred to in Section 2.5; (3) Lessor shall refund the Security Deposit to Lessee, less deduction for any unpaid amounts under the preceding clause (2) of this paragraph (a); (4) this Sublease shall terminate and (5) neither party shall have any further obligation to the other party hereunder.

         (b) If the transactions set forth in this Sublease do not occur because Lessee and Lessor disagree as to whether the Aircraft meets the delivery conditions set forth in Section 2.4(a) and

(b), each party acting reasonably, then (1) each party shall bear its own actual costs and expenses associated with the documentation of such transactions, including without limitation, attorneys' fees and the costs of preparation and review of documents, (2) Lessee shall reimburse Lessor for the start-up costs referenced in Section 2.5 and for any costs incurred or that will be incurred by Lessor to reconfigure the Aircraft back to its previous configuration and restore the previous colors, (3) Lessor shall refund the Security Deposit to Lessee, less deduction for any unpaid amounts under the preceding clause (2) of this paragraph (b); (4) this Sublease shall terminate and (5) neither party shall have any further obligation to the other party hereunder.


         2.7 SECURITY DEPOSIT. Lessor acknowledges receipt from Lessee of an initial security deposit in the amount set forth on Schedule 1 hereto opposite the caption "Initial Security Deposit" in cash. Within two Business Days of the signing of this Sublease, Lessee shall provide to Lessor an additional security deposit in the amount set forth on Schedule 1 hereto opposite the caption "Additional Security Deposit" in cash, which together with the initial security deposit, shall be a security deposit for Lessee's obligations under Sections 2.5 and 2.6 of this Sublease Agreement. If the delivery of the Aircraft under the Sublease Agreement shall not be consummated due to Lessee's failure to satisfy the closing conditions contained in Sections 2.3.1 through 2.3.8 or due to Lessee's failure to perform its obligations under Section 2.1, Lessor shall return the Security Deposit, less deduction for any unpaid amounts under clause
(2) of Section 2.6(b). If the delivery of the Aircraft does not occur because of the inability of Lessor to satisfy the closing conditions set forth in Sections
2.2.1 through 2.2.7, Lessor shall refund the entire Security Deposit (without interest) to Lessee. Upon delivery of the Aircraft to, and acceptance by, Lessee, Lessor shall return the Security Deposit to Lessee less the reconfiguration costs. Said reconfiguration costs shall be fully documented by Lessor and provided to Lessee.



         Section 3.  TERM AND RENT.

         Section 3.1. TERM. Unless otherwise earlier terminated pursuant to the provisions hereof, the term of this Sublease with respect to the Aircraft shall commence on the Delivery Date thereof and shall continue until May 18, 2002.


         Section 3.2. BASIC RENT AND MAINTENANCE RESERVES. (a) Lessee hereby agrees to pay Basic Rent to Lessor in arrears throughout the Term in monthly installments on each Rent Payment Date, with each such installment of Basic Rent being in an amount equal to the amount designated as monthly Basic Rent on
Schedule 1 hereto.

                  (b) Notwithstanding the foregoing, if Lessee fails to return the Aircraft to Lessor on or before the anticipated last day of the Term (i.e., May 18, 2002) in the condition required hereunder, Basic Rent shall accrue thereafter until the Aircraft is so returned at a monthly amount equal to the amount designated as monthly "Holdover Basic Rent" on Schedule 1 hereto; PROVIDED, HOWEVER, that notwithstanding the foregoing, (1) Basic Rent shall accrue at the regular monthly Basic Rent amount and not at the Holdover Basic Rent amount for up to five days after May 18, 2002 for so long as (W) the redelivery location designated by Lessor pursuant to Article 5 is not Houston, Texas, Los Angeles, California or Honolulu, Hawaii, (X) Lessee is unable to return the Aircraft as a result of conditions or events that are not within Lessee's control or power to avoid or prevent, (Y) Lessee has ceased commercial operation of the Aircraft and (Z) Lessee makes diligent efforts to return the Aircraft, and (2) no Basic Rent shall accrue whatsoever if Lessee's failure to return the Aircraft on the date set forth herein is a result of the failure of Lessor to perform its obligations under the MSA. If the conditions or events mentioned in clause (X) of the preceding sentence continue to prevent Lessee from returning the Aircraft by May 24, 2002, beginning on that date and continuing until the Aircraft is returned in the condition required hereunder, Basic Rent shall accrue at the daily rate designated as "Holdover Basic Rent" on Schedule 1 hereto.


         (c) During the first 12 months of the Term, not later than the fifth day of each calendar month, Lessee shall make payment in respect of the Heavy Maintenance Reserves in an amount equal to the amount set forth on Schedule 1 hereto opposite the caption "Heavy Maintenance Reserve" for a total of twelve such payments. Until the completion of the mid-D check on the Aircraft due in June 2001, Lessee shall make the Heavy Maintenance Reserve payments to an interest-bearing account controlled jointly by Lessor and Lessee and identified in the Escrow Agreement. After the mid-D check on the Aircraft is completed, the Lessee shall pay the remaining monthly Heavy Maintenance Reserve payments directly to the Lessor on the fifth day of each calendar month, and upon receipt by Lessor of such payments, such payments shall become property of Lessor, and Lessor shall not be required to return any portion of such payments to Lessee. Any fees, costs and expenses payable under the Escrow Agreement shall be deducted from interest earned on the Heavy Maintenance Reserves, and the Lessor shall retain all interest on the escrowed amount of Heavy Maintenance Reserves.


         If the total cost of the mid-D Check on the Aircraft exceeds the amount identified as "mid-D Check Estimate" in Schedule 1, then Lessee shall pay to Lessor, within 30 days of the completion of the mid-D Check, in immediately available funds an amount equal to the lesser of (A) one-half of the amount by which the actual cost of the mid-D Check exceeds the mid-D Check Estimate and
(B) ______.

         If the total cost of the mid-D Check on the Aircraft is less than the amount identified as "mid-D Check Estimate" in Schedule 1, then Lessee shall receive a credit equal to one-half of the amount by which the mid-D Check Estimate exceeds the actual cost of the mid-D Check, such credit to be applied to the remaining Heavy Maintenance Reserve payments in inverse order of the date on which such payments are due.


         Following completion of the mid-D Check on the Aircraft, Lessor and Lessee shall execute a joint instruction under the Escrow Agreement releasing the escrowed Heavy Maintenance Reserves, together with all interest accrued thereon, to Lessor or as Lessor directs so long as the MSA is in effect or, if the MSA is not then in effect, to the facility performing the heavy maintenance work (the "Maintenance Facility") and in either case in accordance with any applicable requirements regarding time and manner of payment of the heavy maintenance provider performing such work.


         (d) Not later than the fifth day of each calendar month after the commencement of the Term, Lessee shall deliver to Lessor a report showing the flight hours flown by the Aircraft for the preceding calendar month and shall make payment to Lessor in an amount equal to the sum of (1) the product of (X) the number of flight hours flown by the Aircraft during such month and (Y) the amount set forth on Schedule 1 hereto opposite the caption "D Check Financial Adjustment" and (2) the product of (A) the number of flight hours flown by the Aircraft during such month and (B) the amount set forth on Schedule 1 hereto opposite the caption "Landing Gear Financial Adjustment"; provided that the number of flight hours used in computing the amount of the monthly payments (which are collectively referred to herein as "Lease Adjustment Payments") shall not be less than ______ flight hours. Upon payment to the Lessor, the Lease Adjustment Payments shall become property of Lessor, and Lessor shall not be required to return any portion of the Lease Adjustment Payments to Lessee.


         Section 3.3. SUPPLEMENTAL RENT. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee will also pay to Lessor, or to whomsoever shall be entitled thereto as Supplemental Rent, to the extent permitted by applicable law, interest at the Overdue Rate on any part of any installment of Basic Rent or Supplemental Rent not paid when due for any period from and including the date on which the same was due to but excluding the date of payment in full.


         Section 3.4. PAYMENTS. Payments of Basic Rent and any and all other payments payable to Lessor hereunder shall be paid in funds of the United States of America which shall be immediately available not later than 1:00 p.m., New York City time, on the date due by wire transfer to the account of Lessor, at The Chase Manhattan Bank, ABA Number 021 0000 21, Account Number ______, Ref:
Sublease 084, or to such other financial institution located in the continental United States as directed by Lessor in writing to Lessee at least three Business Days prior to the due date of such payment. Whenever any payment of Rent or other payment to be made hereunder shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding day which is a Business Day and (provided such payment is made on such next succeeding Business Day) no interest shall accrue with respect to such amount from such scheduled payment date to such next Business Day, provided that if such next succeeding Business Day is more than two calendar days after the date on which such payment is due, such payment shall be made on the preceding Business Day.


         Section 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS.

         4.1 OF LESSEE. Lessee hereby makes the following representations, warranties and covenants to Lessor:

                  (a) ORGANIZATION, ETC. Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Hawaii and has the corporate power and authority to perform its obligations under the Operative Agreements to which it is a party.


                  (b) AUTHORIZATION, ETC. The Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of Lessee, do not require any approval of the stockholders of Lessee (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof will contravene its Certificate of Incorporation or By-Laws or any law or governmental rule or regulation (as in effect on the date this representation is made) applicable to Lessee or result in any breach of, or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any property of Lessee under any material indenture, mortgage or other agreement to which Lessee is a party or by which Lessee or its properties or assets may be bound.

                  (c) CONSENTS. Lessee has received or has complied with every necessary consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, any federal or state governmental authority having jurisdiction over Lessee required to be received or complied with on or prior to the Delivery Date to the extent required for the Lessee to execute and deliver the Operative Agreements to which it is a party currently in effect and to perform any of the transactions contemplated hereby and thereby.

                  (d) ENFORCEABILITY, ETC. The Operative Agreements to which it is a party have been (or, upon execution thereof by Lessee, will be) duly executed and delivered by Lessee, and the Operative Agreements to which it is a party will, upon execution and delivery by the other party or parties thereto, constitute (or, upon execution thereof by Lessee, shall constitute) legal, valid, and binding obligations of Lessee, enforceable in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws and general principles of equity.

                  (e) NO LIENS. On the Delivery Date, the Aircraft shall be free and clear of all Liens (other than Permitted Liens) attributable to Lessee.

                  (f) NO DEFAULTS. No Event of Default or event that, with the giving of notice or lapse of time or both, would become such Event of Default has occurred and is continuing.

         4.2. OF LESSOR. Lessor hereby makes the following representations, warranties and covenants to Lessee:

                  (a) ORGANIZATION, ETC. Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under the Operative Agreements.


                  (b) AUTHORIZATION, ETC. The Operative Agreements have been duly authorized, executed and delivered by Lessor, do not require any approval of its stockholders or consent of any trustee or holder of any of its indebtedness or other obligations for borrowed money or any instrument or agreement with respect thereto and assuming the due authorization, execution, and delivery by the other parties thereto constitute legal, valid and binding obligations of Lessor enforceable against it in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws and general principles of equity.


                  (c) NO VIOLATION. Neither the execution, delivery or performance by Lessor of the Operative Agreements nor the consummation of any of the transactions by Lessor contemplated thereby contravenes any law, regulation, order or judgment applicable to or binding on Lessor, or any provision of the charter or by-laws (each as amended to date) of Lessor or will result in the creation of a Lien on any part of the Aircraft under, or will result in a breach of, or constitute a default under, or contravene any provisions of, any contract, agreement or instrument to which Lessor is a party or by which it or its properties are bound, except for the Liens of the Operative Agreements.


                  (d) NO CONSENTS OR APPROVALS. Neither the execution, delivery or performance by Lessor of the Operative Agreements nor the consummation by Lessor of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any Federal, state or local governmental commission, authority, agency or body except for the filings and recordings of this Sublease and the Sublease Supplement with the FAA and filings, if any, made pursuant to any routine recording or regulatory requirements applicable to Lessor.


                  (e) U.S. CITIZENSHIP. As of the date hereof to Lessor's knowledge, each of the Owner and Head Lessor of the Airframe is a "citizen of the United States," as defined in Section 40102(a)(15) of the Act. If either the Owner or Head Lessor of the Airframe is not now or ceases to be a "citizen of the United States" within the meaning of the foregoing definition, LESSOR agrees to take appropriate measures under the Head Lease with respect to the Airframe to prevent deregistration of the Airframe under the Act or limitation on use or operation of the Aircraft.


                  (f) LESSOR'S LIENS. There is no Lien on the Aircraft attributable to Lessor or to Lessor's knowledge, Head Lessor or Owner except for
(i) Liens of the type identified in clauses (a), (b), (f), (g) and (h) of
Section 6 hereof, (ii) a Facility Lien with respect to the Airframe in favor of Summit Bank and (iii) with respect to Engines only, Liens in favor of a Head Lessor, Owner or Lender so long as such Person does not interfere with Lessee's possession and use of such Engine (collectively, "Permitted Lessor / Head Lessor Liens"). Lessor shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any Head Lessor Lien or Lessor Lien on the Airframe or any part thereof other than a Permitted Lessor / Head Lessor Lien. In addition, if any Head Lessor, Owner or Lender holding a Lien on an Engine shall interfere with Lessee's use and possession of such Engine, Lessor shall
(a) provide Lessee with a replacement engine for use on the Airframe, (b) induce such Head Lessor, Owner or Lender to enter into an engine exchange or (c) take other appropriate steps to cure such interference. Lessor will indemnify and hold harmless the Lessee from and against any loss, cost or expense (including legal fees and expenses incurred by Lessee) as a result of the imposition or enforcement against the Aircraft, or any part thereof, of any Lessor Lien or Head Lessor Lien.

                  (g) NO TRANSFER. Lessor shall not transfer any interest in the Aircraft or the Sublease except in compliance with Section 15.4.

                  (h) DISCLAIMERS. SUBJECT TO SATISFACTION OR WAIVER OF THE CONDITIONS SET FORTH IN SECTION 2 HEREOF, LESSOR SUBLEASES AND LESSEE

EXPRESSLY AGREES TO TAKE THE AIRCRAFT "AS IS" AND LESSOR DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, COMPLIANCE WITH SPECIFICATIONS, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT, OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, OR ANY PART THEREOF, IT BEING UNDERSTOOD THAT LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT TO ANY OF THE FOREGOING MATTERS AND THAT ALL RISKS OF ANY NATURE INCIDENT THERETO ARE TO BE BORNE BY LESSEE.


         Lessor agrees to and does hereby authorize Lessee to exercise for the account of Lessor such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft condition required to be maintained by the Lessee hereunder during the Term made by the manufacturer of the Airframe, Engines or any Part thereof, any subcontractor or supplier thereof, or any other seller thereof, and Lessor agrees to exert its diligent efforts, at Lessee's expense, to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee; provided, however, that upon an Event of Default and termination of this Sublease or upon the expiration of the Term in accordance with the terms hereof all such rights shall immediately revert to Lessor. Notwithstanding the foregoing, Lessor shall not be deemed to have assigned to Lessee any such warranty unless the proceeds thereof are allocable to an obligation that Lessee is required to perform hereunder.


         4.3 SUBORDINATION OF SUBLEASE TO HEAD LEASE. LESSEE ACKNOWLEDGES THAT THIS SUBLEASE IS SUBJECT AND SUBORDINATE TO ALL THE TERMS OF THE RESPECTIVE HEAD LEASES AND FACILITY LIENS COVERING THE AIRFRAME AND ENGINES, INCLUDING WITHOUT LIMITATION THE RIGHTS OF THE HEAD LESSOR OF THE AIRFRAME TO REPOSSESSION PURSUANT TO ARTICLE 14 OF THE HEAD LEASE AND SIMILAR REMEDIES IN FAVOR OF THE HEAD LESSORS AND OWNERS OF THE ENGINES. WITHOUT LIMITING THE FOREGOING, THE HEAD LESSORS AND OWNERS OF THE AIRFRAME AND THE ENGINES MAY AVOID OR TERMINATE THIS SUBLEASE FOLLOWING AN EVENT OF DEFAULT UNDER THE HEAD LEASES AND FACILITY LIENS COVERING SUCH EQUIPMENT. IF THE HEAD LESSOR OF THE AIRFRAME DECLARES THE HEAD LEASE TO BE IN DEFAULT, THE LESSOR'S RIGHTS UNDER THIS SUBLEASE SHALL AUTOMATICALLY BE DEEMED ASSIGNED AS SECURITY TO SUCH HEAD LESSOR.


         If as a result of an event of default under, or termination of, any Head Lease or Facility Lien covering the Airframe or Engines, the rights of Lessee under this Sublease are terminated, and no Event of Default by Lessee under this Sublease has occurred and is continuing, then such event of default under, or termination of, such Head Lease or Facility Lien shall be a breach by

Lessor under this Sublease that will entitle Lessee to all rights and remedies in respect of such default under all applicable laws. In addition, Lessor agrees to indemnify Lessee from and against any and all losses, costs and liabilities incurred by Lessee resulting therefrom.


         Section 5. RETURN OF AIRCRAFT. Upon the expiration or termination of this Sublease, Lessee will return the Aircraft to Lessor at Lessee's sole cost and expense by delivering the same to Houston, Texas, or to any other location approved by mutual agreement. At the time of such return, the Aircraft shall meet the conditions set forth on Schedule 2 hereto and at such time if the conditions set forth on Schedule 2 are satisfied, the parties shall execute such documentation as each shall reasonably request evidencing the satisfaction of such conditions and the termination of this Sublease (except for those obligations herein expressly stated to survive the termination hereof).


         Section 6.  LIENS.

                  Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe or any Engine, title thereto or any interest therein except: (a) the respective rights of the parties to the Operative Agreements; (b) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of the Operative Agreements; (c) Lessor Liens; (d) Head Lessor Liens; (e) Facility Liens; (f) liens for taxes, assessments or other governmental charges either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine; (g) materialmen's, mechanics', workers', repairers', employees' or other like Liens for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine; (h) Liens arising out of any judgment or award unless the judgment secured shall not, within 60 days after entry thereof, have been discharged or vacated or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 60 days after the execution of such stay and provided such Lien presents no material risk of the forfeiture or loss of the Aircraft, Airframe or any Engine or of Lessor's interest therein, and (i) any other Lien with respect to which Lessee shall have provided security in form and amount adequate in the reasonable judgment of Lessor. Lessee will promptly take (or cause to be taken) such action at its own expense as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time. If Lessee fails to take such action, Lessee hereby authorizes Lessor to take such action at Lessee's expense, and Lessee agrees to pay Lessor Supplemental Rent within 10 Business Days after written demand therefor by Lessor as reimbursement of any amounts paid by Lessor to discharge any such non-excepted Lien, together with any expenses associated with such discharge. In any event, all Liens referred to in clauses (f), (g), (h) and (i) above shall be removed prior to return of the Aircraft at the end of the Term.


         Section 7.   TITLE, REGISTRATION, OPERATION, POSSESSION AND RECORDS.

                  7.1  TITLE, REGISTRATION AND OPERATION.

                           (a)  TITLE, REGISTRATION. Lessee acknowledges that
title to the Airframe and each Engine shall remain vested in the relevant Head Lessor or Owner during the Term. At its own expense, Lessee shall maintain the registration of the Airframe with the FAA to reflect the interest of Head Lessor as owner of the Airframe. Lessee shall reasonably cooperate with each Head Lessor to the extent Lessee's cooperation is required, in connection with causing any documents evidencing any Lender's interest in the Aircraft pursuant to any Facility Lien to be filed with the FAA. Lessee agrees to take no action which would result in the Airframe failing to remain duly registered in the name of Head Lessor of the Airframe with the FAA under the Act (it being understood that Lessee shall not be required to comply with this covenant to the extent that Head Lessor or Owner of the Airframe fails to comply with its covenants to maintain its citizenship pursuant to the Participation Agreement dated as of February 3, 1997 between Lessor and the Head Lessor and the Owner of the Airframe or takes any other action which precludes or prevents such registration from being maintained and makes such compliance by Lessee impossible).


                           (b)  NAMEPLATE.  If permitted under applicable law or
governmental regulation and to the extent provided by Lessor, Lessee agrees to maintain in the cockpit of the Airframe and on each Engine the nameplates or stencils currently installed on the Airframe and Engines and any substitute nameplate or other markings that may be provided by Lessor or reasonably requested by Lessor to be obtained by Lessee (such nameplates or other markings to be replaced, if necessary, with a nameplate or other markings reflecting the name of any successor Head Lessor, Owner or Lender or the addition of the name of a Lender within a reasonable period of time after notice by Lessor).


                           (c)  COMPLIANCE WITH LAWS.  Lessee agrees that it
will not maintain, repair, test, use or operate the Aircraft, the Airframe or any Engine or allow the Aircraft, the Airframe or any Engine to be used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign) over the operation of the Aircraft or of any airworthiness certificate, license or registration relating to the Aircraft, the Airframe or any Engine issued by any such authority or in violation of or in conflict with any applicable maintenance or operations manual or manufacturer's guidelines or inconsistent with prudent commercial airline standards, except for minor and nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Lessee or a representative thereof is contesting the validity or application of any such law, rule, regulation, order, certificate, license or registration in good faith in any reasonable manner which does not create a material risk of loss or forfeiture of the Aircraft, the Airframe or any Engine.


                           (d)  INSURANCE REQUIREMENTS; GOVERNMENT REQUISITION;
INDEMNITY; USE. Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or permit the Aircraft, the Airframe or any Engine to be operated, used or located (i) in any area excluded from coverage by the insurance required by the terms of Section 11, except in the case of a requisition by the Government where Lessee obtains indemnity in lieu of such insurance from the Government against the risks and in the amounts required by
Section 11 covering such area,
or (ii) in any recognized or, in Lessee's reasonable judgment, threatened area of hostilities unless fully covered by insurance satisfying the terms of Section 11, or unless the Aircraft, the Airframe or such Engine is operated or used under contract with the Government under which contract the Government assumes liability in an amount not less than the amount of insurance and providing coverage as full and complete as otherwise required by Section 11 for any damage, loss, destruction or failure to return possession of the Aircraft, the Airframe or such Engine at the end of the term of such contract or for injury to persons or damage to property of others.


                  7.2. (a) POSSESSION. Except as expressly provided herein, Lessee will not sell, sub-sublease or otherwise deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, however, that, so long as no Event of Default has occurred and is continuing, Lessee may, without such consent, deliver possession of the Aircraft, Airframe or any Engine, or Part thereof, (i) to any Person for the purpose of shipping or (ii) to the manufacturer thereof or to any other organization for testing, service, repair, maintenance or overhaul work or similar purposes or for alterations or modifications in or additions to the Aircraft, Airframe or any Engine as required or permitted by this Agreement.


         (b) LIMITATIONS ON TRANSFERS OF POSSESSION IMPOSED BY THE HEAD LEASES. Lessee acknowledges that the Head Leases specifically prohibit any sublessee of the Aircraft (including the Lessee) from sub-subleasing the Aircraft.


         Without limiting the foregoing, Lessee agrees that it will not do any of the following without the prior written consent of Lessor and the relevant Head Lessor:

         (1) UNITED STATES GOVERNMENT. Transfer possession of the Aircraft, Airframe or any Engine to the Government pursuant to a contract or to the Civil Reserve Air Fleet Program or any similar or substitute programs;

         (2) INSTALLATION OF ENGINES. Install an Engine on an airframe owned by Lessee; or

         (3) INSTALLATION OF ENGINES ON OTHER AIRFRAMES. Install an Engine on an airframe leased to, or purchased by, Lessee subject to a lease, conditional sale, trust indenture or other security agreement.


                  7.3. RECORDS AND REPORTS. To the extent required under the MSA, Lessee shall maintain all records, logs and other materials required by the FAA and any other governmental authority having jurisdiction over the operation of the Aircraft to be maintained in respect of the Aircraft, the Airframe and each Engine. From time to time upon Lessor's reasonable request, Lessee shall provide such information concerning the current location of the Aircraft and Engines and the status of Lessee's operation, use and maintenance of the Aircraft and Engines as Lessee routinely records, such information to be provided on the form that Lessee customarily uses to report such information.


                  7.4 RECOGNITION OF RIGHTS. Lessor hereby agrees (and covenants to require any Lender to agree) for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to or purchased by Lessee subject to a lease, conditional sale, trust indenture or other security agreement that neither Lessor nor any Lender will acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.


         Section 8. MAINTENANCE, REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

                  8.1 MAINTENANCE. Except as provided in Section 8.4, Lessee shall at its sole cost and expense enter into the MSA or an amendment to the MSA with respect to the Aircraft. If for whatever reason Lessee terminates the MSA with respect to the Aircraft, from and after the date of such termination, at its own cost and expense, Lessee shall

         (a) maintain, service, overhaul, repair, alter, modify and test the Aircraft, the Airframe and each Engine, or cause the Aircraft, the Airframe and each Engine to be maintained, serviced, overhauled, repaired, altered, modified and tested in accordance with any manufacturer's operating manual, instructions or service bulletins and in accordance with Lessee's standard practices from similar equipment (including without limitation an FAA-approved maintenance program for the Aircraft, Airframe and Engines), which practices at all times shall be at or above the standard of the industry for maintenance of similar equipment; and in the case of Aircraft, without prejudice to Lessee's right to receive contribution to the cost of compliance in accordance with Section 8.4 hereof, so as to keep the Aircraft, the Airframe and each Engine and each part thereof in as good operating condition as originally delivered hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certificate of the Aircraft to be maintained under the applicable laws, rules, regulations of each government or governmental authority having jurisdiction over the maintenance of the Aircraft;

         (b) maintain all records, logs and other materials required by the FAA to be maintained in respect of each item of Equipment;

         (c) promptly furnish to Lessor such information as may be required to enable the Head Lessors and Owners to file any reports required to be filed by it with any governmental authority because of Head Lessors' or Owners' ownership of the Equipment;

         (d) not discriminate against the Aircraft (as compared to other aircraft of the same type owned or operated by Lessee) in contemplation of the expiration or termination of the Sublease with respect to the maintenance of the Aircraft, other than withdrawal of the Aircraft from use and operation as is necessary to prepare the Aircraft for return to Lessor upon such expiration or termination; and

         (e) Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or permit the Aircraft, the Airframe or any Engine to be operated, used or located (i) in any area excluded from coverage by the insurance required by the terms of Section 8, or
(ii) in any war zone or in any recognized or, in Lessee's reasonable judgment, threatened area of hostilities unless fully covered by war risk insurance satisfying the terms of Section 11, or unless the Aircraft, the Airframe or such Engine is operated or used under contract with the Government under which contract the Government assumes liability in an amount not less than the amount of insurance and providing coverage as full and complete as otherwise required by Section 11 for any damage, loss, destruction or failure to return possession of the Aircraft, the Airframe or such Engine at the end of the term of such contract or for injury to persons or damage to property of others.


                  8.2 REPLACEMENT OF PARTS. Except as otherwise provided herein and if for whatever reason Lessee terminates the MSA with respect to the Aircraft, from and after the date of such termination, Lessee, at its own cost and expense, will promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated in the Aircraft, Airframe or any Engine and which may from time to time become worn out, time-expired, lost, stolen, destroyed, seized, confiscated, damaged beyond economic repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may, at its own cost and expense, remove (or cause to be removed under the MSA) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, time-expired, lost, stolen, destroyed, seized, confiscated, damaged beyond economic repair or permanently rendered unfit for use; provided, however, that Lessee, except as otherwise provided herein, at its own cost and expense, will replace (or cause to be replaced) such Parts as promptly as practicable with equivalent Parts of the same make, model and part number or an improved make, model or part number and made by the same manufacturer and in accordance with Lessor's maintenance policies and procedures. All replacement Parts shall be free and clear of all Liens (except for pooling arrangements permitted by Section 8.3 hereof) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder) and be of the same manufacturer and make and have the same or an improved part number or serial number of the replaced Part. Except as otherwise provided in Section 8.4 hereof, all Parts at any time removed from the Aircraft, Airframe or any Engine shall remain the property of the relevant Head Lessor or Owner of the Airframe or such Engine, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in the Aircraft, Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated in the Aircraft, Airframe or such Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee free and clear of all Lessor Liens and Head Lessor Liens and all rights of Lessor, Head Lessors or Owners, and the replaced Part shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in the Head Lessor of the Airframe (in the case of replacement Parts incorporated in the Airframe or the Head Lessor or Owner of the relevant Engine (in the case replacement Parts incorporated in such Engine) (subject only to Permitted Liens), and (iii) such replacement Part shall become subject to this Sublease and be deemed part of the Aircraft, Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated in such Aircraft, Airframe or Engine.

                  8.3 POOLING OF PARTS. If for whatever reason Lessee terminates the MSA with respect to the Aircraft, from and after the date of such termination, any Part removed from the Aircraft, Airframe or any Engine may be subjected by Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Lessee, so long as a Part replacing such removed Part shall be incorporated in the Aircraft, Airframe or such Engine in accordance with Section 8.2 as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated in the Aircraft, Airframe or any Engine may be owned by any air carrier subject to such a normal pooling arrangement, so long as Lessee as promptly thereafter as practicable and at its sole cost and expense either
(i) causes title to such replacement Part to vest in the relevant Head Lessor or Owner in accordance with Section 8.2, free and clear of all Liens (except Permitted Liens), or (ii) replaces (or causes to be replaced) such replacement Part by incorporating in the Aircraft, Airframe or such Engine a further replacement Part owned by Lessee free and clear of all Liens (except Permitted Liens) and by causing title to such further replacement Part to vest in the relevant Head Lessor or Owner in accordance with Section 8.2.


                  8.4 ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee shall make (or cause to be made under the MSA or otherwise) such alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required from time to time to meet the standards of the FAA, to the extent made mandatory in respect of the Aircraft (a "Mandatory Modification"). If Lessee's actual, direct cost of such Mandatory Modification (that is, without markup and after subtracting from the amount of such cost the amount of any related contribution payments received by Lessee from any third party by way of any warranty claim or similar claim) exceeds an amount equal to ______ for any single event and ______ for multiple such events, provided Lessee shall have paid all amounts of Rent due hereunder, the Lessor shall pay to the Lessee an amount in cash calculated as follows:


   Amount to be Paid by Lessor =  (Cost of Modification Minus  ______)  x  A / B

   Where

   A        =        84 minus the number of months remaining in the Term

   And

   B        =        84.

or, if Lessor elects to do so, credited toward any amounts owed by Lessee under
Section 2 of this Sublease upon return of the Aircraft at the expiration or earlier termination of this Sublease in accordance with its terms.


         In addition, Lessee, at its own cost and expense, may from time to time request that Lessor make under the MSA such alterations and modifications in and additions to the Aircraft, Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business; provided, however, that (1) no such alteration, modification or addition shall diminish the value or utility of the Aircraft, Airframe or such Engine below the value, utility and airworthiness thereof immediately prior to such alteration, modification or addition, assuming such item of Equipment was then in the condition and airworthiness required to be maintained by the terms of this Sublease; and (2) such alteration, modification or addition is done on a non-discriminatory basis. Except as otherwise provided herein, title to all Parts (other than Removable Parts (as defined below)) incorporated in the Aircraft, Airframe or such Engine as the result of such alteration, modification or addition shall, without further act, vest in the relevant Head Lessor or Owner and become subject to this Sublease. Notwithstanding the foregoing sentence of this Section 8.4, so long as no Event of Default shall have occurred and be continuing, Lessee may, at any time during the Term, request that Lessor under the MSA remove any Part (such Part being referred to herein as a "Removable Part") if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in the Aircraft, Airframe or such Engine at the time of delivery thereof to Lessor, (ii) such Part is not required, in Lessor's determination, to be incorporated or installed in or attached or added to such item of Equipment pursuant to the terms of Section 7.1(c) or 8.1 hereof or the first sentence of this Section 8.4 and (iii) such Part can be removed from the Aircraft, Airframe or such Engine without diminishing or impairing, in Lessor's determination, the value or utility which the Aircraft, Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Removable Parts may be leased from third parties other than Lessor. Upon the removal by Lessee (or by Lessor under the MSA) of any Part as above provided, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of the Aircraft, Airframe or such Engine from which it was removed. Any Part not removed as above provided prior to the return of the Aircraft, Airframe or such Engine to Lessor hereunder shall remain the property of the relevant Head Lessor or Owner; provided that Lessor may require Lessee, in connection with the return of the Aircraft pursuant to Section 5, to remove any Removable Part from the Aircraft and to restore the Aircraft to its condition prior to the addition of such Removable Part. Lessor shall not bear any liability for any alteration, modification or addition or for any grounding or suspension of certification of any item of Equipment or for loss of revenue.


         Section 9. INDEMNITY.

         Section 9.1 [RESERVED]

         Section 9.2 GENERAL INDEMNITY. (a) Lessee hereby agrees to assume liability for and to indemnify, protect, save and keep harmless the Lessor and each Head Lessor, Owner and Lender (if any) and their respective successors, permitted assigns, affiliates, directors, officers, employees, agents and servants (in this Section 9.2 and in Section 9.3 hereof, collectively, the "Indemnitees") from and against any and all liabilities (including liability in tort, absolute or otherwise), obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements of whatsoever kind and nature (including reasonable legal fees and expenses) (any and all "Claims"), imposed on, incurred by or asserted against any Indemnitee (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of (i) this Sublease or (ii) the delivery, sublease, possession, use, operation, condition, return or other disposition of any item of Equipment, to the extent incurred or arising out of events occurring at any time after delivery of the Aircraft to Lessee hereunder and prior to return of the Aircraft to Lessor hereunder in full compliance by the Lessee with all of the terms of this Sublease with respect thereto (including latent and other defects, whether or not discoverable by any Indemnitee or the Lessee, and any claim for patent, trademark or copyright infringement); provided, however, that the Lessee shall not be required (A) to indemnify Lessor in respect of any amounts which Lessor has specifically agreed to pay hereunder, (B) to indemnify any Head Lessor or Owner or any of its Affiliates against loss, liability or expense incurred by any such Affiliate as a result of any claim against any such Affiliate in its capacity as manufacturer of the Engines and components thereof including claims for patent, trademark or copyright infringement, (C) to pay any cost, expense or disbursement (including legal fees and expenses) in connection with the entering into or withholding any future amendments, supplements, waivers or consents with respect to this Sublease or under any Head Lease other than such as have been requested by Lessee, (D) to indemnify any Indemnitee for loss, liability or expense resulting from the willful misconduct or gross negligence of such Indemnitee or its successors, assigns, affiliates, agents or servants or, in the case of any Owner, any owner trustee acting for such Owner or, in the case of any such owner trustee, the relevant Owner, (E) to indemnify any Indemnitee for any loss, liability or expense which any of them may incur as the result of any failure or refusal of any of them to perform or observe any agreement, covenant or condition contained in any Operative Document, or (G) to indemnify any Indemnitee for any loss, liability or expense which any of them may incur as the result of any Head Lessor Lien or Lessor Lien; provided further that Lessee does not under this Section 9.2 assume liability for, or indemnify, protect, save and keep harmless, any Indemnitee from or against or in respect of any liabilities, obligations, losses, damages, penalties, claims, actions or suits in any way relating to or arising out of any Taxes, as defined in Section 9.3.


         Upon payment in full of any indemnities contained in this Section 9.2 by the Lessee, it shall be subrogated to any rights of the Indemnitee in respect of the matter against which indemnity has been given, but any amount recovered by the Lessee as a result of such subrogation shall, unless all amounts then due to such Indemnitee from the Lessee have been paid, be held in trust by the Lessee for and shall, to the extent of any such amount then due, be paid promptly after demand to, such Indemnitee. If any Indemnitee shall have knowledge of any claim or liability hereby indemnified against, it shall give prompt written notice hereof to the Lessee and each other interested party, but the failure to do so shall not relieve Lessee from any liability which it may have to such Indemnitee or any other Indemnitee except to the extent that the Lessee shall demonstrate that such liability was materially increased as a result of such failure.


         If the Lessee is required to make payment under this Section 9.2, the Lessee shall pay the Indemnitee any amount which, after deduction of all taxes required to be paid by such Indemnitee in respect of the receipt thereof under the laws of the United States or of any foreign country or any political subdivision of either (after giving credit for any savings in respect of any taxes by reason of deductions, credits or allowances in respect of the payment of the expense indemnified against) shall be equal to the amount of such payment.

         (b) CONTEST. With respect to any Claim imposed on, incurred by, or asserted against one or more Continental Indemnitees but not imposed on, incurred by or asserted against any other Indemnitees, Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Continental Indemnitee, (i) in any judicial or administrative proceeding that involves solely one or more such Claims, to assume responsibility for and control thereof, (ii) in any judicial or administrative proceeding involving one or more such Claims and other claims related or unrelated to the transactions contemplated by this Sublease, to assume responsibility for and control of such Claims to the extent that the same may be and is severed from such other claims (and such Continental Indemnitee shall use its best efforts to obtain such severance), and (iii) in any other case involving such Claim, to be consulted by such Continental Indemnitee with respect to judicial proceedings subject to the control of such Continental Indemnitee. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings involving such a Claim (A) while an Event of Default under the Sublease shall have occurred and be continuing, (B) if such proceedings will involve any material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft, any item of Equipment, this Sublease or any part thereof unless Lessee shall have protected Lessor against such risk in a manner acceptable to Lessor, (C) such Claims involved relate in any way to the business of any Indemnitee other than the transactions contemplated by this Sublease, (D) such Claims, in the opinion of independent counsel for such Continental Indemnitee reasonably satisfactory to Lessee, have a reasonable possibility of otherwise compromising or jeopardizing any substantial interests of such Indemnitee, or (E) promptly following the request of a Continental Indemnitee, Lessee shall not have furnished such Continental Indemnitee with an opinion of independent counsel reasonably satisfactory to such Continental Indemnitee to the effect that there exists a meritorious basis for contesting such Claims. The Continental Indemnitee may participate with its own counsel, at its own expense, in any judicial proceeding controlled by Lessee pursuant to the preceding provisions. The Continental Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 9.2(b). Such Continental Indemnitee shall not enter into a settlement or other compromise with respect to any such Claims without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Continental Indemnitee waives its right to be indemnified with respect to such Claims under this Section 9.2.


         9.3 GENERAL TAX INDEMNITY. (a) Lessee agrees to pay and to indemnify and hold each Indemnitee (as defined in Section 9.2 hereof) harmless from all license, documentation, recording and registration fees, taxes, levies, imposts, duties, assessments, fees, charges and withholdings of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon, howsoever imposed, whether levied or imposed upon an Indemnitee or otherwise, by any Federal state or local government or governmental subdivision or taxing authority in the United States or by any foreign country or foreign taxing authority or territory or possession of the United States or any subdivision or taxing authority of any of the foregoing, upon or with respect to (i) the Equipment or any part thereof, (ii) the ownership, delivery, subleasing, possession, use, operation, storage, sale, transfer of title, return, or other disposition of the Equipment, (iii) the rentals or receipts arising from this Sublease, (iv) the execution, delivery or performance of the Operative Agreements, (v) any payment made pursuant to any such agreement or document or
(vi) the property or the income or other proceeds received with respect to property held by the Lessor hereunder (all such license, documentation, recording and registration fees, taxes, levies, imposts, duties, assessments, fees, charges, withholdings, penalties, fines, additions to tax and interest imposed as aforesaid being hereinafter in this Section 9.3 called "Taxes").

         (b) EXCLUSIONS. Lessee shall have no obligation to indemnify an Indemnitee under this Section 9.3 for

         (i) any Taxes to the extent contested by the Lessee in good faith in accordance with the provisions of paragraph (c) below,

         (ii) any Taxes imposed as a result of a sale, transfer, assignment or other disposition, whether prior to, during or after the Term, with respect to any item of Equipment, by an Indemnitee of any interest in such item of Equipment, the trust created by the trust agreement between any Head Lessor and Owner (the "Owner Trust"), this Sublease or any Head Lease unless such sale, transfer, assignment or other disposition is made as the result of the exercise of remedies after an Event of Default pursuant to Article 14 hereof, but in no event shall the Lessee be liable for any Taxes on, based on, or measured by or related to any income or gain realized upon any such disposition;


         (iii) any Taxes imposed with respect of an item of Equipment for any period (A) prior to the delivery of such item of Equipment by Lessor to Lessee pursuant to this Sublease or (B) after the redelivery of such item of Equipment to Lessor or its designee or (C) after the expiration of the Term with respect thereto;

         (iv) any Taxes imposed on or for the account of any Lender;

         (v) any Taxes on, based on or measured by, the net income of an Indemnitee and any Taxes enacted by any jurisdiction after the date of this Sublease which are, in effect, a substitute for or in lieu of any such Taxes and any Taxes, however denominated, based on or measured by, value added, except any such Taxes to the extent imposed on the receipt of a payment under this Section 9.3;

         (vi) any Taxes to the extent that such Taxes would not have been imposed had there not been a transfer by an original Indemnitee of an interest in an item of Equipment, the Owner Trust, this Sublease, or any Head Lease or, if such Taxes would have been imposed on or with respect to such original Indemnitee, such original Indemnitee would not have been entitled to indemnification with respect to such Taxes;

         (vii) any Taxes consisting of penalties, fines or interest imposed as a result of the failure of an Indemnitee to file any return or pay any amount when due, unless the Lessee was responsible for such filing or payment;

         (viii) any Taxes included in the original cost to any Head Lessor of acquiring the Aircraft or any Engine;

         (ix) any Taxes to the extent such Taxes would not have been imposed had the Owner Trust and the Head Lessor of the Airframe been resident in the State of Utah; and

         (x) any Taxes imposed with respect to any fees or compensation received by Lessor.

         (c) CONTEST. If a claim is made against an Indemnitee for any Taxes indemnified against under this Section 9.3, such Indemnitee will, within 10 days after such Indemnitee is aware of such claim, notify the Lessee in writing of such claim, but the failure to do so will not relieve the Lessee from any liability which it may have to such Indemnitee if, notwithstanding such failure, the Lessee's ability to contest such claim under this paragraph (c) is not adversely affected. If requested by the Lessee in writing, the Indemnitee shall permit the Lessee to contest such claim at Lessee's expense, upon receipt of an indemnity undertaking from Lessee reasonably satisfactory to the Indemnitee for such Taxes and for all costs, expenses, legal and accountants' fees and disbursements, penalties, fines, additions to tax and interest resulting from such contest. Lessee may contest such claim, in the name of the Lessee or such Indemnitee, to the extent permitted by law, by (i) seeking administrative review of the claim, (ii) resisting payment thereof if possible, (iii) not paying the same except under protest, if protest is necessary and proper, (iv) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings, or both and (v) taking any other reasonable action appropriate to contest the claim.


         (d) REPORTS. In case any report or return is required to be made with respect to any obligation of the Lessee under this Section 9.3 and unless an Indemnitee shall notify the Lessee that it intends to make such report or return, the Lessee either shall make such report or return in such manner as will show, if appropriate, the interest of the Lessor, Head Lessor and Owner in the Aircraft or other item of Equipment, or shall promptly notify such Indemnitee, Lessor, Head Lessor and Owner of such requirement and shall make such report or return in such manner as shall be reasonably satisfactory to such Indemnitee, the Lessor, Head Lessor and Owner. All costs and expenses (including legal and accountants' fees) of preparing any such return or report shall be borne by the Lessee. If an Indemnitee has notified the Lessee pursuant to this subsection that it intends to make any report or return, the Indemnitee shall give the Lessee written notice prior to either filing any return, statement or report with respect to any Taxes for which indemnification would be payable by the Lessee under this Section 9.3 or paying any such Taxes and shall send a copy of such report or return to the Lessee at least 10 days prior to the date on which such report or return is due to be filed or payment is to be made.

         (e) Repayments. If an Indemnitee obtains a refund of any Taxes with respect to which the Lessee has paid an indemnity under this Section 9.3 or a reduction in any Taxes as a result of the payment or incurrence of any Tax for which the Lessee has paid an indemnity under this Section 9.3, the Indemnitee shall pay to the Lessee the amount of such refund or reduction, including any interest received thereon, plus any net reduction of Taxes imposed on such Indemnitee resulting from the payment to the Lessee under this subsection. An Indemnitee is not required to make any payments to the Lessee under this subsection to the extent that such payments would exceed the aggregate payments by the Lessee to such Indemnitee under this Section 9.3.

         (f) PAYMENTS. The Lessee agrees to pay any amount it is required to pay under this Section 9.3 promptly after the Indemnitee requests the payment in writing, but the Lessee is not required to make any payment before the Indemnitee has paid the Taxes in respect of which the Lessee's payment is to be made. If the Lessee is required to indemnify any Person for Taxes under this Section 9.3, the Lessee shall pay to such Person an amount which, after deduction of all Taxes required to be paid by such Person in respect of the receipt of such amount under the laws of the United States or of any foreign country or any political subdivision of either (after giving credit for any savings in respect of any such Taxes by reason of deductions, credits or allowances in respect of the payment of the expenses indemnified against), shall be equal to the amount of the indemnification required. Each Indemnitee agrees to pay the Lessee any amount it is required to pay the Lessee under this Section 9.3 promptly after the Indemnitee receives a refund with respect to such Taxes or realizes a reduction in Taxes giving rise to an obligation to make such payment. Any demand for payment to the Lessee and any payment to the Lessee shall be accompanied by a written statement describing in reasonable detail the computation of the payment. If the Lessee requests, the statement will be verified, at the Lessee's expense, by independent public accountants of recognized standing selected by the Indemnitee submitting the statement.

         (g) AGREEMENT OF INDEMNITEE. If an Indemnitee is not a party to this Sublease, the Lessee may require the Indemnitee to agree to the terms of this
Section 9.3 prior to making any payment to the Indemnitee under this Section
9.3.


         9.4 SURVIVAL. All indemnities and agreements contained in Sections 9.2 and 9.3 will survive any investigation or inspection made by or on behalf of any Indemnitee or the Lessee and the expiration or other termination of this Sublease, in whole or in part for a period of five (5) years.


          Section 10. LOSS, DESTRUCTION, REQUISITION, ETC.

                  10.1 EVENT OF LOSS WITH RESPECT TO AIRFRAME.

          (a) LESSEE'S NOTICE. Upon the occurrence of an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event within five Business Days after such occurrence with respect to the Airframe) give Lessor written notice of such Event of Loss.

          (b) PAYMENT OF STIPULATED LOSS VALUE. On or before the earlier to occur of (i) the 60th day following the date of the occurrence of such Event of Loss, or (ii) two business days following the receipt of insurance proceeds with respect to such occurrence (if such proceeds are not paid directly to Lessor or Head Lessor), Lessee shall pay or cause to be paid to Lessor (or to such other party as Lessor directs), in the manner and in funds of the type specified in Section 3.4, (A) the Stipulated Loss Value for the Aircraft as of the date when such payment is made and (B) any other Rent (including Basic Rent) which is due and payable through and including the date of payment (excluding the payment, if any, of Basic Rent due on the date of payment); provided, however, that if any Rent Payment Dates shall occur after such Event of Loss and prior to payment of the Stipulated Loss Value for the Aircraft, Lessee shall make the payment of Basic Rent required to be made on such Rent Payment Date. In the event of payment in full of the Stipulated Loss Value for the Aircraft and all other Rent and amounts then due and payable hereunder, (A) the obligation of Lessee to pay Rent hereunder with respect to the Aircraft for any period commencing after the date of payment of such amounts shall terminate, (B) the Term for the Aircraft shall end, and (C) Lessor shall use its best efforts to cause the Head Lessor to Transfer the Aircraft to Lessee (to the extent permitted by Lessee's insurer).

          (c)  NO REDUCTION OF BASIC RENT.  Unless and until
Lessee pays the amounts required pursuant to Section 10.1(b), no Event of Loss with respect to an Airframe under the circumstances contemplated by the terms of this Section 10.1 shall result in any reduction of Basic Rent or any Supplemental Rent that might be due hereunder.


                  10.2  EVENT OF LOSS WITH RESPECT TO AN ENGINE.

                           (a)  EVENT OF LOSS.  Upon the occurrence of an Event
of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice (and in any event within ten days after such occurrence) thereof and shall, as promptly as possible and in any event, within 115 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens, other than Permitted Liens, and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was in the condition required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, Lessee will promptly, at its sole cost and expense:


                  (i) furnish Lessor with a full warranty bill of sale in form and substance reasonably satisfactory to the relevant Head Lessor or Owner duly conveying title to the Replacement Engine to the relevant Head Lessor or Owner and take such other action as such Head Lessor or Owner may reasonably request in order that title to such Replacement Engine shall be duly vested in such Head Lessor or Owner;


                  (ii) cause a Sublease Supplement subjecting such Replacement Engine to this Sublease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act;


                  (iii) furnish Lessor and the relevant Head Lessor, Owner and Lender with evidence of compliance with the insurance provisions of
         Section 11 with respect to the Replacement Engine;


                  (iv) furnish Lessor and the relevant Head Lessor, Owner and Lender with an officer's certificate signed by an officer of Lessee certifying that, upon consummation of such replacement, no Event of Default will exist hereunder;


                   (v) furnish Lessor and the relevant Head Lessor, Owner and Lender with a certificate of an independent aircraft engineer certifying that such Replacement Engine has a value and utility at least equal to the Engine so replaced assuming such Engine was in the condition required by the terms hereof immediately prior to the occurrence of such Event of Loss; and


                  (vi) furnish such other certificates or documents to effect such replacement as Lessor or the relevant Head Lessor, Owner or Lender may reasonably request.


                           (b)  RECORDATION AND OPINIONS.  In the case of any
Replacement Engine conveyed to the relevant Head Lessor or Owner under this
Section 10.2, promptly upon the recordation of the Sublease Supplement covering such Replacement Engine pursuant to the Act, Lessee, at its sole cost and expense will cause to be delivered to Lessor, the relevant Head Lessor, Owner and Lender an opinion of counsel satisfactory to each of them as to the due recordation of such Sublease Supplement and, so long as the Facility Lien exists and assuming that Lessor, the relevant Head Lessor, Owner and Lender have taken all necessary action to perfect the Facility Lien with respect to the Replacement Engine, as to the existence of Liens on the Replacement Engine to the same effect as the opinion of FAA counsel delivered in connection with the original recordation of the Sublease.

                           (c)  CONVEYANCE; REPLACEMENT ENGINE.  Upon full
compliance by Lessee with the terms of this Section 10.2 and if no Event of Default shall have occurred and be continuing, Lessor shall use its best efforts to cause the Head Lessor or Owner of the Engine that was subject to such Event of Loss to Transfer to Lessee or as the Lessee shall direct the Engine with respect to which such Event of Loss occurred (to the extent permitted by Lessee's insurer). Upon such Transfer, such Engine subject to such Event of Loss shall cease to an "Engine" hereunder.


                           (d)  NO REDUCTION OF BASIC RENT.  No Event of Loss
with respect to an Engine under the circumstances contemplated by the terms of this Section 10.2 shall result in any reduction of Basic Rent.

                  10.3 APPLICATION OF PAYMENTS. Any payments received at any time by Lessor or Lessee from any governmental authority or other Person with respect to any Event of Loss, other than a requisition for use by the Government not constituting an Event of Loss, will be applied as follows:


                           (a)  REPLACEMENT OF ENGINE.  If such payments are
received with respect to an Engine that has been or is being replaced by Lessee pursuant to Section 10.2 such payments shall be paid over to, or retained by, Lessee, provided Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10.2 with respect to the Event of Loss for which such payments are made.

                           (b)  NONREPLACEMENT.  If such payments are received
with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe, so much of such payments as shall not exceed the Stipulated Loss Value thereof and other amounts required to be paid by Lessee hereunder shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and other amounts required to be paid by Lessee hereunder, if not already paid by Lessee, or, if already paid by Lessee, shall so long as no Event of Default shall have occurred and be continuing, be applied to reimburse Lessee for its payment of such Stipulated Loss Value and other amounts, and the balance, if any, of such payment remaining thereafter shall be paid to Lessee.


                  10.4 REQUISITION OF AIRCRAFT FOR USE BY THE GOVERNMENT. In the event of the transfer during the Term of possession to the Government of the Airframe and the Engines or engines installed thereon not constituting an Event of Loss, Lessee shall promptly notify Lessor of such requisition and all Lessee's obligations under this Sublease with respect to the Aircraft and Engines shall continue to the same extent as if such requisition had not occurred; provided that if the Airframe and Engines or engines installed thereon are not returned by the Government prior to the end of the Term, Lessor, upon notice given not less than 30 days before the end of the Term, may elect to treat such event as constituting an Event of Loss with respect to the Aircraft and Lessee shall be obligated upon expiration of such Term to pay the Stipulated Loss Value with respect to the Aircraft on such date, and other Rent due and payable. If Lessor does not elect to treat such event as an Event of Loss, Lessee shall be obligated to return the Airframe and Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of,
Section 5 promptly upon their unconditional return by the Government. All payments received by Lessor or Lessee from the Government for the use of the Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee; and all payments received by Lessor or Lessee from the Government for the use of the Airframe and Engines or engines after the Term shall be paid over to, or retained by, Lessor and shall be applied to any Basic Rent payments owed by Lessee to Lessor under this Sublease, unless Lessor has elected to treat such requisition for use by the Government as an Event of Loss, in which case, if Lessee has made all payments with respect to such Event of Loss all such payments shall be paid over to Lessee.


                  10.5 APPLICATION OF PAYMENTS DURING EXISTENCE OF EVENT OF DEFAULT. Any amount referred to in this Section 10 which is payable or creditable to or retainable by Lessee shall not be paid or credited to or retained by Lessee if, at the time of such payment, credit or retention, an Event of Default shall have occurred and be continuing hereunder but shall be paid to and held by Lessor as security for the obligations of Lessee under this Sublease and, if Lessor declares this Sublease to be in default pursuant to
Section 15 hereof, applied against Lessee's obligations hereunder as and when due and at such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the terms hereof.


         Section 11.  INSURANCE.

                  11.1 LIABILITY AND HULL INSURANCE. Lessee shall at all times procure and maintain, on or in respect of the Aircraft, Airframe and Engines, policies of insurance in such form, of such type and with Lessee's customary insurers, who shall be insurers of recognized responsibility, as follows:

         (a) Public liability, property damage liability, passenger liability, contractual liability and cargo and baggage liability insurance with respect to the Aircraft, Airframe and Engines of a type and form customarily carried by United States commercial air carriers and in an amount equal to or greater than the amounts carried by Lessee on similar equipment owned or leased by Lessee and in no event less than the limit of liability set forth on Schedule 1 hereto (unless the Aircraft is not then being operated, in which case the Aircraft shall continue to be covered by such liability insurance as would then be considered standard in the airline industry practice for aircraft that are not being operated). With respect to the insurance described in this clause, Lessee may self-insure by way of deductible or otherwise in accordance with the then current airline industry practice and in an amount not exceeding that which is maintained by Sublessee in accordance with its fleet-wide practice; provided that the amount of such self-insurance with respect to the Aircraft shall not exceed ______ for any one occurrence.


         Any policies of insurance carried in accordance with this paragraph (a) shall (A) name Head Lessor of the Airframe as owner of the Airframe, (B) name each Indemnitee as an additional insured, (C) provide that in respect of the interest of each Indemnitee in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure each Indemnitee regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (D) provide that if such insurance is to be cancelled for any reason whatever, or any material change is to be made in the coverage which materially adversely affects the interest of any Indemnitee or if such insurance may be allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to such Indemnitee for 30 days (seven days or such shorter period as may be generally available in case of any war risk and allied perils coverage) after written notice is received by each Indemnitee from such insurers of such cancellation, change or lapse, (E) be effective with respect to both domestic and international operation, (F) provide that the insurers shall waive any right to any setoff, recoupment or counterclaim or any other deduction, by attachment or otherwise, (G) provide that all the provisions thereof, except the limits of the liability of the insurer under such policy, shall operate in the same manner as if there were a separate policy covering each insured, (H) provide that each Indemnitee shall not be liable for any insurance premium, (I) be primary and without right of contribution from other insurance which may provide coverage to each Indemnitee and (J) expressly provide that the insurers shall waive any rights of subrogation against each Indemnitee.


         (b) All-risk aircraft hull insurance (including flight, taxiing and ingestion coverage) covering the Aircraft and all risk insurance on the Engines and Parts while removed from the Aircraft including, without limitation, war-risk insurance if the Aircraft, the Airframe or any Engine is being operated
(i) in any recognized or, in Lessee's reasonable judgment, threatened area of hostilities, or (ii) on international routes and war risk insurance is customarily maintained by other U.S. air carriers operating on such routes, which war risk insurance shall be of the type and form, and in an amount not less than that, carried by Lessee on similar equipment owned or leased by Lessee and is in an amount not less than the Stipulated Loss Value. With respect to the insurance described in this clause, Lessee may self-insure by way of deductible or otherwise in accordance with the then current airline industry practice and in an amount not exceeding that which is maintained by Lessee in accordance with its fleet-wide practice, and in an amount not exceeding that which is maintained by Sublessee in accordance with its fleet-wide practice;

provided that the amount of such self-insurance with respect to the Aircraft shall not exceed ______ for any one occurrence; and provided, further, that a deductible will not apply in the event of a total loss of the Aircraft.


         Any policies maintained in accordance with this paragraph (b) shall (A) provide that each Indemnitee is an additional insured thereunder and that the Head Lessor of the Airframe (or, if designated by Lessor, the Head Lessor's Lender) is named as sole loss payee thereunder for the account of all interests;
(B) provide that all payments up to but not exceeding the Stipulated Loss Value shall be payable directly to the Head Lessor of the Airframe; provided, that unless Lessor shall provide notice to such insurers that an Event of Default has occurred and is continuing, any payment not in excess of ______ may be paid directly to Lessee; (C) provide that if such insurance is to be canceled for any reason whatever, or any material change is to be made in the coverage which adversely affects the interest of Lessor, any Head Lessor, Owner or Lender, if any, if such insurance may be allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to any Indemnitee, if any, for 30 days (seven days or such shorter period as may be generally available in case of any war risk and allied perils coverage) after written notice is received by such Person from such insurers of such cancellation, change or lapse; (D) provide that in respect of the interest of each Indemnitee in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure each Indemnitee, if any, regardless of any breach or violation by any Indemnitee of any warranty, declaration or condition contained in such policies, (E) provide that the insurers shall waive any rights of subrogation against each Indemnitee; (F) provide that the insurers shall waive any right to any set-off, recoupment or counterclaim or any other deduction, by attachment or otherwise; (G) provide that all the provisions thereof, except the agreed values and limits of the liability of the insurer under such policy, shall operate in the same manner as if there were a separate policy covering each insured; (H) provide that no Indemnitee shall be liable for any insurance premium; (I) be effective with respect to both domestic and international operation and (J) be primary and without right of contribution from other insurance which may provide coverage to each Indemnitee.


         If Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor may at its option (but shall not be obligated to) provide such insurance and in such event, Lessee shall, upon demand, reimburse Lessor for the cost thereof as Supplemental Rent. Nothing contained in this
Section 11 shall limit or prohibit Lessor from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided however, that no such insurance may be obtained which would limit or otherwise adversely affect the coverage of any insurance maintained by Lessee with respect to the Aircraft.


                  11.2 GOVERNMENT INDEMNITY. In the case of a contract with the Government in respect of the Aircraft, Airframe or an Engine, a valid agreement by the Government to indemnify Lessee and each Indemnitee against the same risks which are required hereunder to be insured against in an amount at least equal to the amounts required hereunder from time to time, shall be considered adequate insurance with respect to the Aircraft, Airframe and any Engine subject to such contract to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify and to the extent such agreement to indemnify is an obligation backed by the full faith and credit of the Government.


                  11.3 CERTIFICATES OF INSURANCE. Lessee agrees to furnish the Lessor, each Head Lessor, Owner and their respective Lenders on the Delivery Date and on or prior to the date of renewal of the insurance required hereunder during the Term an insurance certificate and report signed by Lessee's regularly retained insurance broker certifying that, in the opinion of such broker, the policies specified in the certificates referred to in this Section are in a form, cover the risks and are in the amounts determined in accordance with this
Section 11 and comply with the terms of this Section 11. Such insurance certificate and report shall provide that (i) the broker will advise Lessor, each Head Lessor, Owner and their respective Lenders, if any, in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which such broker has knowledge and which might invalidate or render unenforceable in whole or in part any insurance on the Aircraft and (ii) no insurance provided pursuant to this Section 11 shall expire or terminate prior to thirty (30) days (or, with respect to war risk and allied perils insurance, seven (7) days or such shorter period as may be generally available) after Lessor, each Head Lessor, Owner and their respective Lenders, if any, has received written notice thereof. Upon the transfer by Lessor, any Head Lessor, Owner or Lender, if any, of its interests in the Aircraft, Lessee will cooperate in obtaining new certificates naming the transferee of such interest.


                  11.4 APPLICATION OF INSURANCE PROCEEDS. All insurance proceeds received under policies required to be maintained by Lessee pursuant to Section 11.1(b) as a result of the occurrence of an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in accordance with Section 10.3(a) or 10.3(b), as the case may be. All insurance proceeds in respect of any property damage loss not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Section 8, if not already paid for by Lessee, and any balance remaining after compliance with such Sections with respect to such loss shall be paid to Lessee provided that, prior to the repair of the Airframe or Engine, Lessor may, but shall have no obligation to, disburse insurance proceeds held by it to Lessee. The provisions of Section 10.5 shall apply to amounts referred to in this Section 11.4.


         Section 12. INSPECTION. At reasonable times during the Term of this Sublease, when requested, Lessee shall provide to Lessor and each Head Lessor and Owner such information concerning the location, condition, use and operation of the Equipment as they may reasonably request. At all reasonable times and upon reasonable notice (except no such notice shall be required if an Event of Default exists), Lessor or its nominee may inspect the Aircraft and any Head Lessor or Owner may inspect the item of Equipment in which such party has an interest and the books and records of Lessee relative thereto. In addition, Lessor or its nominee shall have the right to be present and observe the Aircraft during any maintenance visit, provided that Lessee shall have no obligation to notify Lessor of any such maintenance visit. Any inspection permitted hereunder shall be conducted in a manner that does not unreasonably interfere with Lessee's operation, use and maintenance of the Aircraft. Lessor shall not have any duty to make any such inspection and shall neither incur any liability or obligation by reason of not making any such inspection nor waive or be deemed to waive any rights hereunder or under any other

Operative Agreement. Lessor shall not have any obligation to third parties or to any Person to ensure that Lessee maintains the Aircraft in an airworthy condition or otherwise in accordance with the terms hereof.


         Section 13.1 ASSIGNMENT BY LESSEE. Except as expressly permitted in the following sentence, Lessee will not assign any of its rights under this Sublease without the prior written consent of Lessor and the Head Lessor and Owner of the Airframe. On ten days' written notice to Lessor, Lessee may consolidate with or merge into any other corporation provided that the following conditions are met:


        (a) the corporation formed by such consolidation or into which Lessee is merged shall be a corporation organized under the laws of the United States of America or any State thereof or the District of Columbia, shall be a citizen of the United States within the meaning of the Act, shall be a United States certificated air carrier holding one or more certificates of public convenience and necessity and shall execute and deliver to Lessor, each Head Lessor, Owner and Lender an agreement containing an assumption by such successor corporation of the due and punctual performance of each covenant and condition contained in this Sublease and the other Operative Agreements,

        (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing and

        (c) Lessee shall have delivered to Lessor an Officer's Certificate of Lessee stating that such transaction complies with the requirements of this Section 13.1.


         13.2. ASSIGNMENT BY LESSOR. Lessor shall not sell, assign, convey or otherwise transfer its interest in the Operative Agreements (whether by sale, merger or otherwise) except on the conditions set forth in this Section 13.2 without the prior written consent of Lessee. Lessor may transfer its right, title and interest in the Operative Agreements to (1) the Head Lessor of the Airframe or (2) the Owner of the Airframe. In addition, Lessor may consolidate or merge with another corporation by complying with the notice requirements and other conditions set forth in Section 13.1, MUTATIS MUTANDIS.


        Any fees, charges and expenses, including the reasonable legal fees, charges and expenses, incurred by Lessor or Lessee in connection with the transfer by Lessor of any interest in the Aircraft or the Operative Agreements will be paid for by the Lessor making such transfer and in no case will the Lessee be responsible for any such fees, charges or expenses. Without limiting the generality of any of the foregoing, Lessor will reimburse Lessee for its reasonable out-of-pocket costs in reviewing documents required by Lessor, Lender or the transferee in connection with any such transfer by Lessor.


        Lessor also agrees to reimburse Lessee for up to ______ of its actual, reasonable, out-of-pocket fees, charges and expenses, including the reasonable legal fees, charges and expenses, incurred by Lessee in connection with the transfer by Owner or Head Lessor of any interest in the Aircraft or the Operative Agreements.

        Notwithstanding anything herein to the contrary, Lessee shall not be obligated to take any action in connection with any transfer, assignment, pledge or other conveyance, for security or otherwise, by Lessor of its interest in any of the Operative Agreements or any item of Equipment if such transfer, assignment, pledge or other conveyance materially adversely affects the rights or obligations of Lessee under the Operative Agreements or otherwise materially adversely affects Lessee. The agreements, covenants, obligations and liabilities contained in this Sublease including, but not limited to, all obligations to pay Rent and indemnify each Indemnitee are made for the benefit of each Indemnitee and their respective successors and assigns; provided, however, that no transfer, assignment, pledge, or other conveyance shall increase the aggregate financial exposure under the indemnity obligations of Lessee under this Sublease as compared to what such obligations would have been had such transfer, assignment, pledge or other conveyance not occurred.


        Lessee acknowledges that Head Lessors and Owners have the rights under the relevant Head Lease and related agreements to transfer and finance their interests in the Aircraft and the Head Lease subject to certain restrictions contained therein. In the event of any such transfer or assignment by the Head Lessor or Owner of the Airframe, Lessor shall use commercially reasonable efforts to ensure the continued United States registration of the Aircraft under the Act without limitation on use or operation and without disrupting Lessee's continuous operation of the Aircraft.


         The terms and provisions of this Sublease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.


         Section 14. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default":

                  (a) Lessee shall fail to make any payment of Basic Rent when such payment shall have become due and fails to cure such non-payment within five days after such payment shall have become due; or

                  (b) Lessee shall fail to make any payment of Supplemental Rent or any payment due to Lessor under the MSA, in each case after such payment shall have become due, and such payment shall be overdue for a period of 10 days after such payment shall have become due; or

                  (c) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 11; or

                  (d) Lessee shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any other Operative Agreement and such failure shall continue unremedied for a period of 30 days after written notice thereof by Lessor to Lessee unless Lessee shall be diligently proceeding to correct such failure and such correction shall be completed within 60 days of receipt of such notice; or

                  (e) Any representation or warranty made by Lessee herein shall prove to have been incorrect in any material respect at the time made, shall remain materially incorrect as of the date in question and shall not have been cured within 30 days after receipt by Lessee of written notice from Lessor; or

                  (f) Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or shall consent to any such relief or to the appointment of or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

                  (g) Failure to return Aircraft to Lessor on or before May 18, 2002 in compliance with the terms hereof; PROVIDED, HOWEVER, that failure to return the Aircraft on the date set forth herein will not be an Event of Default for five (5) days after such date if Lessee has ceased commercial operation of the Aircraft and makes diligent effort to return the Aircraft; and failure to return the Aircraft on the date set forth herein will not be an Event of Default (without limitation as to time of delay) if such failure is a result of the failure of Lessor to perform the MSA.


         Section 15.  REMEDIES.

                  15.1 DEFAULT; REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Sublease to be in default, and may exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:


                           (a)      Lessor may cause Lessee, upon written demand
by Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, Airframe or Engines as Lessor may so demand to Lessee at such location on Lessee's route system selected by Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Aircraft, Airframe or Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon any premises where all or any part of the Aircraft, Airframe, Engines, or Part thereof, is located or reasonably believed to be located and take immediate possession of and remove the same without the necessity for first instituting proceedings or by summary proceedings or other method under applicable law all without liability accruing to Lessor for or by reason of such entering and taking of possession (except liability resulting from the willful misconduct or gross negligence of Lessor or its agents); or

                           (b)      if requested to do so by the Head Lessor or
Owner, Lessor may sell all or any part of the Aircraft, Airframe or any Engine, or Part thereof, at public or private sale, at such times and places, to such Persons as Lessor may determine, or otherwise dispose of, hold, use, operate or lease to others the Aircraft, Airframe or any Engine, or Part thereof, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto (except in connection with the calculation of liquidated damages as provided below); or

                           (c)      Whether or not Lessor shall have exercised,
or shall thereafter at any time exercise, any of its rights under paragraph (a) or (b) above, Lessor, by written notice to Lessee specifying a payment date not earlier than fifteen days from the date of such notice, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft, Airframe, Engine or Part thereof due for the periods commencing after the date specified for payment in such notice), any unpaid Basic Rent due for periods prior to and including the period ending with the Rent Payment Date immediately preceding the date specified in such notice plus an amount equal to the excess, if any, of the present value of the remaining payments of Basic Rent during the Term over the present value of the fair market rental value of the Aircraft, Airframe, Engine or Part thereof, for the remainder of such Term, using in each case a discount rate equal to the yield to maturity of an actively traded marketable United States Treasury fixed interest debt security with a maturity that is closest to the remaining term of the Sublease, as published by the Federal Reserve Board in its Statistical Release H.15(519) (or any successor publication), determined as of the date specified for payment in such notice; or

                           (d)      Lessor may rescind this Sublease as to all
or any part of the Aircraft, Airframe and Engines, or Part thereof, or may exercise any other right or remedy which may be available to it under the Uniform Commercial Code whether or not in effect in the jurisdiction in which enforcement is sought or other applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.


         For the purpose of this Section 15, the "fair market rental value" of the Aircraft shall be as specified in an appraisal by BK Associates or Aircraft Information Services, Inc., as selected by Lessor or, if neither appraiser is available, another nationally recognized independent aircraft appraiser chosen by Lessor, who shall determine such value(s) on the assumption that the Aircraft is in the condition required hereunder and located in Houston, Texas.


         In addition to the foregoing remedies, Lessee shall be liable for any and all Supplemental Rent due hereunder before or after termination hereof, except as otherwise expressly provided above, for all legal fees and other costs and expenses of Lessor incurred by reason of the occurrence of an Event of Default and the exercise of Lessor's remedies with respect thereto including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 hereof or any appraisal of the Aircraft. At any sale of the Airframe or any Engine, Lessor (or any Head Lessor) may bid for and purchase such property.

                  15.2 NO WAIVER, ETC. No remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any earlier or subsequent Event of Default.


         Section 16. NOTICES. All notices required under the terms and provisions hereof shall be in writing and shall be given by certified mail, overnight courier, telecopy, telex, teletype or any other customary means of written communication, addressed:

                  If to Lessor, at 1600 Smith Street, 32nd Floor - HQSFN, Houston, Texas 77002, Attention: Senior Vice President - Finance, telecopier number 713-324-2447, or at such other address as Lessor shall from time to time designate in writing;

                  If to Lessee, at Honolulu International Airport, 3375 Koapaka Street, Suite 6350, Honolulu, Hawaii 96819, Attention: VP - Finance, telecopier number 808-838-5353, with a copy to General Counsel, at the same address, telecopier number 808-835-3690, or at such other address as Lessee shall from time to time designate in writing;

                  The effective date of any such notice shall be (1) five Business Days after such notice is placed in the mail, in the case of notices given by certified mail, (2) the next Business Day, in the case of notices sent by overnight courier or (3) the date such notice is telecopied, telexed or teletyped, in the case of notices sent by telecopy, telex or teletype.


         Section 17.  LESSEE'S OBLIGATIONS; LESSOR'S BREACH.

                  17.1 LESSEE'S OBLIGATIONS. Except as specifically provided herein, Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation: (a) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever; (b) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee; (d) any restriction, prevention or curtailment of or interference with any use of the Aircraft or part thereof; (e) any invalidity or unenforceability or disaffirmance of this Sublease or any provision hereof or any of the other Operative Agreements or any provision thereof, in each case whether against or by Lessee or otherwise; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


         If for any reason whatsoever this Sublease shall be terminated in whole or in part by operation of law or otherwise (other than as a result of any act or failure to act by the Lessor) except as specifically provided herein, if and to the extent that the Lessee retains the use and possession of the Aircraft on substantially the same terms as those provided in this Sublease, Lessee nonetheless agrees to pay to the Lessor an amount equal to each Rent payment at the time such payment would have become due in accordance with the terms hereof had this Sublease not been terminated in whole or in part.


                  17.2 LESSOR'S BREACH. Notwithstanding any provision of Section
17.1 to the contrary, (a) Lessee reserves such rights as it may have under applicable law with respect to the breach by Lessor of the covenant set forth in
Section 21 hereof; (b) if Lessor becomes subject to a bankruptcy proceeding and Lessor's trustee in bankruptcy rejects this Sublease, Lessee shall return the Aircraft to Lessor in compliance with all the terms and provisions of this Sublease which are applicable to the return of the Aircraft on the last day of the Term and, upon such return and performance of such terms and conditions, this Sublease and Lessee's obligation to pay any Rent hereunder shall terminate; and (c) nothing contained in Sections 17.1 and 17.2(b) shall be construed as a waiver of Lessee's right to seek, or its entitlement to, damages, specific performance, separate recovery of any payment of Rent made by Lessee which is not due and payable in accordance with the terms of this Sublease, other remedies at law or equity and any combination thereof, as against Lessor or any other Person as shall be liable therefor, on account of any failure of Lessor or any other such Person to perform its obligations under this Sublease (including, but not limited to, breach of Section 21 hereof) or on account of any act or omission of Lessor or any other such Person or to enforce any judgment therefor.


        Section 18. CONFIDENTIALITY. Lessee and Lessor agree to keep this Agreement, including Schedule 1 hereto, confidential and shall not disclose or cause to be disclosed the same to any Person, except (i) to prospective permitted transferees of any such party's interests or to any prospective Lender or their respective counsel or other agents who agree to hold such information confidential, (ii) to any such party's counsel or special counsel, insurance brokers, auditors or other agents, Affiliates, advisors or investors who agree to hold such information confidential, (iii) as may be required by any statute, court or administrative order, ruling or regulation or applicable law, (iv) the Head Lessors, Owners and Lenders and (v) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party for the purpose of enforcing such documents by such party.


         Section 19.  [Reserved]

         Section 20. RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the reasonable cost of such performance or compliance, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.


         Section 21. QUIET ENJOYMENT. So long as no Event of Default shall have occurred and be continuing, Lessor covenants that it shall not interfere, or permit any duly authorized Person acting by, through or under Lessor, to interfere with any right of Lessee peaceably and quietly without hindrance or molestation to hold, possess and use, during the Term and in accordance with the terms hereof, the Aircraft, Airframe and Engines.

         Section 22. INVESTMENT OF FUNDS. Any amounts required to be paid to, or retained by Lessor on behalf of, Lessee that are not then required to be paid to Lessee pursuant to this Sublease shall, until paid to Lessee as provided in this Sublease, be invested by Lessor as directed by Lessee and at the expense and risk of Lessee in the following securities (which shall mature no later than 90 days of the date of purchase thereof): (a) direct obligations of the Government;
(b) obligations fully guaranteed by the Government; (c) open market commercial paper issued by any corporation rated P-1 or P-2 by Moody's Investors Service Inc. or A-1 or A-2 by Standard & Poor's Corporation; or (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or any state thereof having a combined capital and surplus of at least _______. There shall be promptly remitted to Lessee any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses (including, without limitation, any taxes), if any, incurred in connection with such investment).


         Section 23.  ADDITIONAL COVENANTS OF LESSEE.

                  23.1 MAINTENANCE OF STATUS. To the extent provided thereby (or to the fullest extent it may lawfully so agree, whether or not provided thereby), Lessee hereby agrees that any right of Lessor to take possession of such Aircraft or Engines in compliance with the provisions of this Sublease and in accordance with Section 1110 of Title 11 of the United States Code or any similar provision of any superseding statute, as amended from time to time, shall not be affected by the provisions of Sections 362 or 363 or said Title, or other analogous part of any superseding statute, as amended from time to time, and accordingly, it is the intention of the parties hereto that this Sublease be afforded the benefits of said Section 1110. Lessor and Lessee agree that this Sublease shall be treated as a lease for federal income tax purposes.


                  23.2  [Reserved.]

                  23.3 FINANCIAL INFORMATION. Lessee agrees to furnish to Lessor from time to time during the Term such non-confidential information relating to its financial, operational or business affairs or condition as Lessor may reasonably request.


         Section 24. MISCELLANEOUS. All representations, warranties and indemnities of Lessee and Lessor provided for in this Sublease and in the other Operative Agreements shall survive the execution and delivery of this Sublease. Any provision of this Sublease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Sublease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Sublease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Aircraft, Airframe or Engines except as a lessee only. The section and paragraph headings in this Sublease, the table of contents and the cover (other than the chattel paper language contained thereon) are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Sublease. THIS SUBLEASE, AND EACH SUBLEASE SUPPLEMENT AND AMENDMENT HERETO, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


         Each party hereto hereby irrevocably agrees, accepts and submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement or any other Operative Agreement. Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in any of the aforesaid courts, and hereby agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party waives its respective rights to a jury trial of any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement. If any action arising out of or in connection with the Operative Agreements is instituted in the State of Hawaii or Texas, the parties agree that they will not object to the removal of such action to a court in the State of New York by reason of forum non conveniens or for any other reason.


                  Any provision of this Sublease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.


                  This Sublease and each Sublease Supplement and amendment hereto may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. This Sublease shall be a net lease and, except as specifically provided herein, Lessee shall be responsible during the Term for all costs incurred in the operation, use, maintenance and possession of the Aircraft by Lessee. Each party hereto agrees to execute such further documents and make any filings as may be reasonably necessary to protect the rights of the parties hereunder.

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Sublease to be duly executed and delivered as of the day and year first above written.



                                               HAWAIIAN AIRLINES, INC.


                                               By: ____________________________
                                                    Title:


                                               By: ____________________________
                                                    Title:


                                               CONTINENTAL AIRLINES, INC.


                                               By ____________________________
                                                    Title: Senior Vice President

                                                                       EXHIBIT A
                                                           TO SUBLEASE AGREEMENT

                             SUBLEASE SUPPLEMENT NO.


         THIS SUBLEASE SUPPLEMENT NO.   , dated _______, 19   between HAWAIIAN
AIRLINES, INC., a Hawaii corporation ("Lessee"), and CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessor").

         Lessor and Lessee have heretofore entered into that certain Sublease Agreement 084, dated as of December [__], 2000 (as at any time amended, modified or supplemented, herein called the "Sublease" and the terms defined therein being herein used with the same meanings), which Sublease provides in Section 2 for the execution of Sublease Supplements substantially in the form hereof for the purpose of leasing a specific Aircraft under the Sublease as and when delivered by Lessor to Lessee in accordance with the terms thereof. [The Sublease relates, among other matters, to the Airframe and Engines described below, and this Sublease Supplement is attached to a counterpart of the Sublease for purposes of filing and recordation with the FAA pursuant to the Act.] [The Sublease relates to the Airframe [and] [Engines] described below, and a counterpart of the Sublease, attached to and made a part of Sublease Supplement No. 1, dated ______, 2000, to the Sublease, has been recorded by the FAA on _____, _______ as one document and assigned Conveyance No. __].

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Sublease, Lessor and Lessee hereby agree as follows:


         1. Lessor hereby delivers and subleases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Sublease, as herein supplemented:


         The following described McDonnell Douglas Model DC-10-30 Aircraft (the "Delivered Aircraft") which Delivered Aircraft as of the date hereof consists of the following:

- -----------

This Sublease Supplement has been executed in several counterparts. No security interest in Lessor's right, title and interest in and to this Sublease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart. [THIS IS NOT THE ORIGINAL COUNTERPART.]

         Airframe: U.S. Registration Marks N35084; Manufacturer's Serial No. 46991; and

         Engines: Three General Electric Model CF6-50C2 engines bearing Engine Manufacturer's Serial Numbers as follows:
                           Position 1: ____
                           Position 2: ____
                           Position 3: ____

Each of the Engines described above has 750 or more rated takeoff horsepower or the equivalent of such horsepower.

         2. The Delivery Date of the [Delivered Aircraft] [Engine] is the date of this Sublease Supplement set forth in the opening paragraph hereof.


         3. Lessee hereby confirms to Lessor that Lessee has accepted the [Delivered Aircraft] [Engine] for all purposes hereof and of the Sublease.


         4. THIS SUBLEASE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Sublease Supplement to be duly executed and delivered as of the date and year first above written.


                                               HAWAIIAN AIRLINES, INC.


                                               By: ___________________________
                                                     Title:


                                               By: ___________________________
                                                     Title:


                                               CONTINENTAL AIRLINES, INC.,


                                               By: ___________________________
                                                     Title:

                                                                      SCHEDULE 1



                             CERTAIN FINANCIAL TERMS




                 [Intentionally omitted from the version of this
             document filed with the FAA as containing commercially
                        sensitive financial information.]

                                                                      SCHEDULE 2



                                RETURN CONDITIONS




                 [Intentionally omitted from the version of this
             document filed with the FAA as containing commercially
                        sensitive financial information.]